UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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VORNADO REALTY TRUST

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VORNADO REALTY TRUST
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
2007

888 Seventh Avenue
New York, New York 10019
Notice of Annual Meeting of Shareholders To Be Held May 17, 2007
To our Shareholders:
The 2007 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 17, 2007, beginning at 12:30 P.M., local time, for the following purposes:
(1) To elect three persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his successor is duly elected and qualified.
(2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.
(3) To consider and vote upon a shareholder proposal, if properly presented at the meeting.
(4) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The Board of Trustees of the Company has fixed the close of business on April 12, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
Please review the attached Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card. Alternatively, you may wish to sign the enclosed proxy card and return it in the accompanying envelope. You will not need to attach postage to the envelope if it is mailed in the United States. You may revoke your proxy by (1) executing and submitting a later dated proxy card that is received prior to May 17, 2007, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person.

By Order of the Board of Trustees, Alan J. Rice Secretary April 26, 2007

888 Seventh Avenue
New York, New York 10019
PROXY STATEMENT
Annual Meeting of Shareholders To Be Held May 17, 2007
The enclosed proxy is being solicited by the Board of Trustees (the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “us,” “our” or the “Company”), for use at our 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 17, 2007, beginning at 12:30 P.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. The accompanying Notice of the Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card will first be mailed on or about April 27, 2007, to our shareholders of record as of the close of business on April 12, 2007.
How do you vote?
You may authorize your proxy over the Internet, by telephone or by executing and returning the enclosed proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. Only the last vote of a shareholder will be counted.
We will pay the cost of soliciting proxies. We have hired Mackenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,000. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.
Who is entitled to vote?
Only shareholders of record as of the close of business on April 12, 2007 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date there were 151,886,067 of our common shares of beneficial interest, par value $0.04 per share (the “Shares”), outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly submitted at the Annual Meeting.
How do you attend the meeting in person?
If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in “street

2 VORNADO REALTY TRUST   2007 PROXY STATEMENT
name” and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.
How will your votes be counted?
The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of trustees, the ratification of the appointment of our registered independent public accounting firm or the shareholder proposal.
PROPOSAL 1: ELECTION OF TRUSTEES
TRUSTEES STANDING FOR ELECTION
Our Board currently has 10 trustees. On February 22, 2007, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated Messrs. Robert P Kogod, David Mandelbaum and Dr. Richard R. West for election at our Annual Meeting to the class of trustees to serve until 2010 and until their successors are duly elected and qualified. Messrs. Kogod, Mandelbaum and Dr. West have previously served as members of our Board. Our organizational documents provide that our trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of trustees is elected at each Annual Meeting to hold office for a term of three years and until their successors have been duly elected and qualified.
Unless you direct otherwise in the proxy, each of the persons named in the enclosed proxy will vote your proxy for the election of the three nominees listed below as trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be nominated by our Corporate Governance and Nominating Committee and designated by the Board or the Board, on the recommendation of the Corporate Governance and Nominating Committee, may simply reduce the size of the Board and number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for trustee will be unable to serve as trustee.
Under our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a trustee. Under Maryland Law, proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote. A broker non-vote will have no effect on the result of this vote.
The Board of Trustees recommends that shareholders vote “FOR” approval of the election of each of the nominees listed below to serve as a trustee until the Annual Meeting of Shareholders in 2010 and until his respective successor has been duly elected and qualified.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 3
The following table lists the nominees and the other present members of the Board. All of the nominees are currently members of the Board. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became or was nominated to become a member of our Board or a director of our predecessor, Vornado, Inc.

				Year First
		Principal Occupation	Year Term	Appointed
		and, if applicable, Present Position	Will	or Nominated
Name	Age	with the Company	Expire	as Trustee

Nominees for Election to Serve as Trustees Until the Annual Meeting in 2010

Robert P. Kogod	75	Trustee of Archstone-Smith Trust	2010	2002

David Mandelbaum(1)(2)	71	A member of the law firm of Mandelbaum & Mandelbaum, P.C.;a general partner of Interstate Properties	2010	1979

Dr. Richard R. West (1)(3)(4)	69	Dean Emeritus, Leonard N. Stern School of Business, New York University	2010	1982

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2008

Robert H. Smith(5)	78	Chairman of the Vornado/Charles E. Smith Washington DC Office Division of the Company; Trustee of Archstone-Smith Trust	2008	2002

Ronald G. Targan(1)(3)(4)	80	President of Malt Products Corporation of New Jersey	2008	1980

Anthony W. Deering(1)(2)(3)	62	Chairman of Exeter Capital, LLC	2008	2005

Michael Lynne(1)(4)	66	Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation	2008	2005

Present Trustees Elected to Serve Until the Annual Meeting in 2009

Steven Roth(5)	65	Chairman of the Board and Chief Executive Officer of the Company; Managing General Partner of Interstate Properties	2009	1979

Michael D. Fascitelli(5)	50	President of the Company	2009	1996

Russell B. Wight, Jr.(1)(2)(5)	67	A general partner of Interstate Properties	2009	1979

(1)	Independent pursuant to the rules of the New York Stock Exchange (“NYSE”) as determined by vote of the Board.

(2)	Member of the Corporate Governance and Nominating Committee of the Board.

(3)	Member of the Audit Committee of the Board.

(4)	Member of the Compensation Committee of the Board.

(5)	Member of the Executive Committee of the Board.

4 VORNADO REALTY TRUST   2007 PROXY STATEMENT
BIOGRAPHIES OF OUR TRUSTEES
Mr. Kogod was appointed our trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P merged into a subsidiary of the Company. Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P. from October 1997 through December 2001 and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001. Mr. Kogod is also a trustee of Archstone-Smith Trust (a real estate investment trust).
Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships; “Interstate”). Mr. Mandelbaum is also a director of Alexander’s, Inc. (“Alexander’s”) (a real estate investment trust).
Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander’s, Bowne & Co., Inc. (a commercial printing company) and a number of investment companies managed by BlackRock Advisors (an asset management firm).
Mr. Smith was appointed our trustee and the Chairman of the Vornado/Charles E. Smith Washington DC Office Division of the Company on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Previously, Mr. Smith was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P. from October 1997 until December 2001. Mr. Smith is also a trustee of Archstone-Smith Trust.
Mr. Targan has been the President of Malt Products Corporation of New Jersey (a producer of malt syrup) since 1962. From 1964 until July 2002, Mr. Targan was a member of the law firm of Schechner and Targan, P.A.
Mr. Deering is Chairman of Exeter Capital, LLC (a private investment firm). He previously served as Chairman of the Board and Chief Executive Officer of The Rouse Company (a public real estate company), which merged with General Growth Properties in November 2004. Mr. Deering joined The Rouse Company in 1972 and was previously its Vice President and Treasurer, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer. Mr. Deering is also a director of Mercantile Bankshares Corporation (a regional bank) and a number of the T. Rowe Price Mutual Funds (investment management funds).
Mr. Lynne is Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner Inc. and a motion picture company). He has served in this position since 2001. Prior to that, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema starting in 1990. Mr. Lynne is also a director of Time Warner Cable (a cable operator).
Mr. Roth has been the Chairman of our Board and Chief Executive Officer since May 1989 and Chairman of the Executive Committee of the Board since April 1980. Since 1968, he has been a general partner of Interstate and, more recently, he has been its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander’s. Mr. Roth is also a director of Toys “R” Us, Inc. (a retailer).

2007 PROXY STATEMENT   VORNADO REALTY TRUST 5
Mr. Fascitelli has been our President and a trustee since December 1996. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. He is also a director and the President of Alexander’s. Mr. Fascitelli is a director of Toys “R” Us, Inc. and a trustee of GMH Communities Trust (a real estate investment trust).
Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander’s.
RELATIONSHIPS AMONG OUR TRUSTEES
Mr. Smith and Mr. Kogod are brothers-in-law. We are not aware of any other family relationships among any of our trustees or executive officers or persons nominated or chosen by us to become trustees or executive officers.
In connection with the January 1, 2002 merger of Charles E. Smith Commercial Realty L.P. into a subsidiary of the Company, Mr. Roth, Mr. Fascitelli and Interstate, who collectively beneficially own, as of April 12, 2007, 18,538,551 Shares representing approximately 12% of the outstanding Shares, entered into an agreement with Mr. Smith, Mr. Kogod and Charles E. Smith Commercial Realty L.L.C. pursuant to which they are obligated to vote all of the Shares which they own (or over which they exercise voting control) in favor of the election of Mr. Smith and Mr. Kogod (or their permitted designees) to the Board until the earlier to occur of (i) January 1, 2008 or (ii) the date on which, under the terms of the agreement for the above merger, none of Mr. Smith, Mr. Kogod or their respective designees is entitled to be nominated for election to the Board. Under the terms of the merger agreement, upon the death of Mr. Smith, the Smith family will no longer have the right to designate a nominee for election to the Board, and upon the death of Mr. Kogod, the Kogod family will no longer have the right to designate a nominee for election to the Board. In the event of the deaths of both Mr. Smith and Mr. Kogod, the Smith and Kogod families will have the right, jointly, to appoint one designee approved by the Company to complete any unexpired term and to be nominated for election as a trustee for the remaining period that Mr. Smith and Mr. Kogod would have been entitled to be nominated for election to the Board. Furthermore, if the members of the Smith family or the Kogod family and their permitted transferees beneficially own less than 75% in number of the Vornado Realty L.P. Class A Units issued to such family in the merger, the Company will no longer be obligated to provide Mr. Smith or Mr. Kogod, respectively, or their designees, the rights described above. Upon the termination of such rights, the obligations of Mr. Roth, Mr. Fascitelli and Interstate under the voting agreement will terminate.
Messrs. Roth, Wight and Mandelbaum are each general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in “Certain Relationships and Related Transactions—Transactions Involving Interstate Properties.”
Messrs. Roth, Fascitelli, Wight, Mandelbaum and Dr. West are also directors of Alexander’s. We, together with Interstate, beneficially own approximately 60% of the common stock of Alexander’s.
For more information concerning Interstate, Alexander’s and other relationships involving our trustees, see “Certain Relationships and Related Transactions.”

6 VORNADO REALTY TRUST   2007 PROXY STATEMENT
CORPORATE GOVERNANCE
The Company has been continuously listed on the NYSE since January 1962 and is subject to the NYSE’s Corporate Governance Standards.
The Board has determined that Messrs. Deering, Lynne, Mandelbaum, Targan, Wight and Dr. West are independent under the Corporate Governance Rules of the NYSE, making six out of our 10 trustees independent. The Board reached its conclusion after considering all applicable relationships between or among such trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled “Relationships Among Our Trustees” and “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these trustees met all of the “bright-line” requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.
As part of its commitment to good corporate governance, the Board of Trustees has adopted the following committee charters and policies which are attached to this proxy statement:
•	Audit Committee Charter (attached as Annex A)

•	Compensation Committee Charter (attached as Annex B)

•	Corporate Governance and Nominating Committee Charter (attached as Annex C)

•	Corporate Governance Guidelines (attached as Annex D)

•	Code of Business Conduct and Ethics (attached as Annex E)
We have also made available on our website (www.vno.com) copies of these charters, guidelines and policies. We will post any future changes to these charters, guidelines and policies to our website and may not otherwise publicly file such changes. Our regular filings with the Securities and Exchange Commission (“SEC”) and our trustees’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on our website. In addition, copies of these charters, guidelines and policies are available free of charge from the Company.
The Code of Business Conduct and Ethics applies to all of our trustees, executives and other employees.
COMMITTEES OF THE BOARD OF TRUSTEES
The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent trustees.
The Board held six meetings during 2006. Each trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he served during 2006.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 7
In addition to full meetings of the Board, non-management trustees met twice in sessions without members of management present. During these meetings, these trustees selected their own presiding member. We do not have a policy with regard to trustees’ attendance at Annual Meetings of Shareholders. All of our trustees were present at the 2006 Annual Meeting of Shareholders.
Executive Committee
The Executive Committee possesses and may exercise certain powers of the Board in the management of the business and affairs of the Company. During 2006, the Executive Committee consisted of four members, Messrs. Roth, Fascitelli, Smith and Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2006.
Audit Committee
The Audit Committee, which held four meetings during 2006, consists of three members: Dr. West, as Chairman, and Messrs. Deering and Targan.
The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements of the Audit Committee, among other matters. The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise.
The Board has determined that each of Dr. West and Mr. Deering is an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus, has at least one such individual serving on its Audit Committee. The Board reached these conclusions based on their relevant experiences, as described above under “Biographies of our Trustees.”
The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

8 VORNADO REALTY TRUST   2007 PROXY STATEMENT
Compensation Committee
The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company’s 2002 Omnibus Share Plan, as amended. The committee, which held nine meetings and acted once by written consent during 2006, consists of three members: Dr. West, as Chairman, and Messrs. Lynne and Targan. All members of the Compensation Committee are independent. The Board has adopted a written Compensation Committee Charter.
Compensation decisions for our executive officers and trustees are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our President in consultation with the Chief Executive Officer and are subject to review and approval of the Compensation Committee.
The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee’s Chairman reports the committee’s recommendation on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m).
See “Compensation Discussion Analysis” below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under “Compensation Discussion and Analysis” a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or director compensation.
Corporate Governance and Nominating Committee
During 2006, the members of the Corporate Governance and Nominating Committee were Mr. Wight, who chairs the committee and Messrs. Deering and Mandelbaum. Prior to February 23, 2006, Dr. West served on the committee and was replaced by Mr. Deering. Each of the committee members is independent. The committee’s responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company’s Corporate Governance Guidelines and pursuant to the Corporate Governance and Nominating Committee

2007 PROXY STATEMENT   VORNADO REALTY TRUST 9
Charter. These criteria include, among others, personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other trustees and potential trustees in building a Board that is effective, collegial and responsive to our needs, and diversity of viewpoints, experience and other demographics. The committee is then responsible for recommending to the Board a slate of candidates for trustee positions for the Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members, however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter. The Corporate Governance and Nominating Committee met twice in 2006.
*****
Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Board who sits on the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

10 VORNADO REALTY TRUST     2007 PROXY STATEMENT
PRINCIPAL SECURITY HOLDERS
The following table lists the number of Shares and Units as of April 12, 2007, beneficially owned by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) trustees of the Company, (iii) the executive officers of the Company defined as “Covered Executives” in “Executive Compensation” below, and (iv) the trustees and all executive officers of the Company as a group. Unless otherwise specified, “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company’s ownership of Units is not reflected in the table but is described in footnote (2).

		Number of
	Address of	Shares and Units
	Beneficial	Beneficially	Percent of	Percent of All
Name of Beneficial Owner	Owner	Owned(1)(2)	All Shares(1)(2)(3)	Shares and Units(1)(2)(4)
Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	14,221,459	9.09%	8.26%
David Mandelbaum(5)(8)	(9)	10,762,305	7.09%	6.42%
Russell B. Wight, Jr.(5)(8)(10)	(9)	8,056,807	5.30%	4.81%
Michael D. Fascitelli(7)(8)(11)	(9)	4,317,092	2.78%	2.52%
Robert P. Kogod(8)(12)(13)	(9)	2,028,146	1.32%	1.21%
Robert H. Smith(7)(8)(12)(14)	(9)	1,717,602	1.12%	1.02%
David R. Greenbaum(7)(8)(15)	(9)	759,961	*	*
Ronald G. Targan(8)	(9)	750,307	*	*
Joseph Macnow(7)(8)(16)	(9)	90,590	*	*
Sandeep Mathrani(7)(8)	(9)	47,445	*	*
Richard R. West(8)(17)	(9)	26,307	*	*
Anthony W. Deering(8)	(9)	5,307	*	*
Michael Lynne(8)	(9)	307	*	*
All trustees and executive officers as a group (17 persons)(7)(8)	(9)	27,373,940	16.62%	15.51%
Other Beneficial Owners

Interstate Properties(5)	(9)	7,943,000	5.23%	4.74%
Cohen & Steers Capital Management, Inc.(18)	757 Third Avenue	7,873,092	5.18%	4.70%
	New York, NY
	10017
	80 Devonshire Street
	Boston, MA
FMR Corp.(19)	02109	7,812,716	5.14%	4.66%

*     Less than 1%.
(1)	Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 151,886,067 Shares and 15,761,314 Units (other than Units held by the Company) outstanding as of April 12, 2007.

2007 PROXY STATEMENT    VORNADO REALTY TRUST 11

(2)	In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 91% of the Units of, the Operating Partnership as of April 12, 2007. At any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, one Share for each Unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)	The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)	The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into for Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)	Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 7,943,000 Shares. These Shares are included in the total Shares and the percentage of class for each of them and for Interstate. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)	Includes 5,600 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and sole investment power. Does not include 36,000 Shares owned by Mr. Roth’s wife, as to which Mr. Roth disclaims any beneficial interest. Also includes shares issuable on the exercise of options that have been pledged by Mr. Roth to the Company as security for a loan granted by the Company as described below (which have a value at least twice that of the loan balance).

(7)	The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—4,499,887; Michael D. Fascitelli—3,456,928; Robert H. Smith—13,000; David R. Greenbaum—438,000; Joseph Macnow—7,380; Sandeep Mathrani—4,000, and all trustees and executive officers as a group—8,826,165.

(8)	The number of Shares beneficially owned by the following persons includes the number of shares of unvested restricted stock indicated: Steven Roth—23,670; David Mandelbaum—246; Russell B. Wight, Jr.—246; Michael D. Fascitelli—18,950; Robert P. Kogod—246; Robert H. Smith—6,550; Ronald G. Targan—246; David R. Greenbaum—5,000; Joseph Macnow—3,783; Sandeep Mathrani—20,836; Richard R. West—246; Anthony W. Deering—246; Michael Lynne—246 and all trustees and executive officers as a group—92,573. The named persons may direct the voting of their unvested restricted Shares. The number of Shares and Units beneficially owned by the following persons also includes the number of vested OPP Units (as defined below) and Restricted Units (as defined below) as indicated, respectively: Steven Roth—4,688 and 3,115; Michael D. Fascitelli—4,688 and 3,115; David R. Greenbaum—833 and 0; Joseph Macnow—1,042 and 1,038; Sandeep Mathrani—1,250 and 0; and all trustees and executive officers as a group—16,667 and 9,966. The

12 VORNADO REALTY TRUST    2007 PROXY STATEMENT

number of Shares and Units beneficially owned by the following persons does not include the number of unvested OPP Units and Restricted Units as indicated, respectively: Steven Roth—192,980 and 46,803; Michael D. Fascitelli—192,980 and 46,391; David R. Greenbaum—34,308 and 6,169; Joseph Macnow—42,883 and 12,380; Sandeep Mathrani—51,461 and 4,113; and all trustees and executive officers as a group—686,150 and 153,187.

(9)	The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)	Includes 19,800 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 2,000 Shares owned by children of Mr. Wight and 15,000 Shares owned by Mr. Wight’s wife. Mr. Wight disclaims any beneficial interest in these Shares.

(11)	The number of Shares beneficially owned by Mr. Fascitelli does not include 3,013 Shares owned by a child of Mr. Fascitelli.

(12)	Includes 34,717 Units as to which Mr. Kogod and Mr. Smith share investment power.

(13)	Does not include 205,063 Shares and 130,952 Units owned by Mr. Kogod’s wife. Mr. Kogod disclaims any beneficial interest in these Shares and Units. Includes 1,992,620 Units as to which Mr. Kogod shares investment power with his wife and/or children.

(14)	Does not include 219,713 Units owned by Mr. Smith’s wife and/or children. Mr. Smith disclaims any beneficial interest in these Units. Includes 1,694,094 Units as to which Mr. Smith shares investment power with his wife.

(15)	Includes 47,948 Units as to which Mr. Greenbaum shares investment power with his wife. Does not include 16,909 Units owned by his wife and 78,060 Units owned by his children in each case in which Mr. Greenbaum disclaims any beneficial interest.

(16)	Mr. Macnow and his wife jointly own 77,347 of these Shares.

(17)	Dr. West and his wife own 3,000 of these Shares jointly. Also included are 1,385 Shares into which 1,000 Series A preferred shares of beneficial interest owned by Dr. West are convertible.

(18)	According to an amendment to Schedule 13G jointly filed on February 14, 2005, Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. beneficially own and have sole dispositive power with respect to 7,835,874 Shares. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc. and a 50% interest in Houlihan Rovers SA, an investment adviser that owns 37,218 Shares over which shares there is shared dispositive power.

(19)	According to a Schedule 13G jointly filed on February 14, 2007, FMR Corp., Edward C. Johnson 3rd and Fidelity Management & Research Company beneficially own and have sole dispositive power with respect to 7,812,716 shares.

2007 PROXY STATEMENT    VORNADO REALTY TRUST 13
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.
Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that the only filing deficiencies under Section 16(a) by our trustees, executive officers and 10% shareholders in the year ended December 31, 2006 are as follows:
(a) one late filing by Robert Kogod, a trustee, with respect to one transaction;
(b) one late filing by Anthony W. Deering, a trustee, with respect to one transaction;
(o) one late filing by Michael Lynne, a trustee, with respect to one transaction;
(d) one late filing by Ronald G. Targan, a trustee, with respect to one transaction;
(e) two late filings by Steven Roth, an executive officer, with respect to one transaction; and
(f) one late filing by Christopher G. Kennedy, an executive officer, with respect to one transaction.

14 VORNADO REALTY TRUST     2007 PROXY STATEMENT
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Philosophy and Program
We believe that the quality, skills and dedication of our senior executive officers are critical factors affecting the long-term value of our company. Our key compensation goals are to attract world-class executive talent; retain our key leaders; reward past performance; provide an incentive for future performance; and align our executives’ long-term interests with those of our investors. We use a variety of compensation elements to achieve these goals, including base salary, annual bonuses, options, Restricted Shares, Restricted Units and out-performance units, all of which we discuss in detail below.
Implementing Our Objectives
Our decisions on senior executive officer compensation are based primarily upon our assessment of each executive’s leadership, operational performance and potential to enhance long-term shareholder value. We rely upon our judgment about each individual—and not on rigid formulas or short-term changes in business performance—in determining the amount and mix of compensation elements. Key factors affecting our judgment include: total return to shareholders during the year; actual performance compared to the financial, operational and strategic goals established for the executive’s operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company’s financial results, particularly with respect to key metrics such as earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”), and the contribution to the Company’s commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. We also consider each executive’s current salary and prior-year bonus, the value of an executive’s equity stake in the Company, and the appropriate balance between incentives for long-term and short-term performance and the compensation paid to the executive’s peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITS, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies. In addition, we have no pre-established policy or target for the allocation of compensation between cash and non-cash or short-term and long-term incentive elements. We apportion cash payments and equity incentive awards as another tool to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. We believe the most important indicator of whether our compensation objectives are being met is whether we have motivated our named executives to deliver superior performance and retained them to continue their careers with us on a cost-effective basis.

2007 PROXY STATEMENT     VORNADO REALTY TRUST 15
Role of the Corporate Governance and Nominating Committee, the Compensation Committee, the CEO and the President
The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for executive positions, including the Chief Executive Officer, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our officers and other employees whose total compensation exceeds $200,000 per year, (2) administers our incentive compensation and other equity-based plans, and (3) regularly evaluates the effectiveness of our overall executive compensation program.
As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our Chief Executive Officer, our President and our other named executives. The Compensation Committee evaluates the performance of our Chief Executive Officer and our President and determines their compensation. Our Chief Executive Officer, our President and the Compensation Committee together assess the performance of our named executives and determine their compensation, based on the initial recommendations of our Chief Executive Officer and our President. The other named executives do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chief Executive Officer and our President.
In support of these responsibilities, members of our senior management in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for them.
Role of Compensation Consultants
We and the Compensation Committee also consult with one or more executive compensation experts, from time to time, and consider the compensation levels of companies within our industry and other industries that compete for the same talent. Neither we nor the Compensation Committee has maintained any long-term contractual relationship with any compensation consultant. Periodically, we have retained compensation consultants to assist in the design of programs that affect senior executive compensation, most recently in development of our out-performance plan (described below). Currently, the Compensation Committee has retained a compensation consultant, Watson Wyatt & Company, to provide future assistance in reviewing our overall compensation plan, its objectives and implementation. These consultants did not provide advice to either the Compensation Committee or us for the most recent compensation awards.
Compensation Elements for Senior Executive Officers
The elements of our executive compensation program are set forth below. The factors we consider in making compensation awards for our senior executive officers are set forth above and are based upon a subjective, non-formulaic evaluation of senior executive and Company performance conducted by the Compensation Committee together with our Chief Executive Officer and President, which we discuss below. These factors are considered as a whole and no one factor is determinative of an executive’s compensation. Among the factors considered were our total return to shareholders during the year, the

16 VORNADO REALTY TRUST     2007 PROXY STATEMENT
changes in the Company’s and the applicable division’s operating and performing metrics during the year (EBITDA and FFO), asset and personnel development and the other factors previously mentioned. Increases and allocations in 2006 and 2007 of various compensation elements to our named executive officers (Messrs. Roth, Fascitelli, Greenbaum, Macnow and Mathrani) are based upon the results of these reviews. In several cases, as described below, some aspects of the compensation paid to our executives are affected by the terms of applicable employment agreements. In such cases, for instance, base salaries cannot be decreased during the employment term.
Base Salary
Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions as well as salaries paid to the executives’ peers within the Company. We set base salaries at a level designed to attract and retain superior leaders. Base salaries are typically reviewed every 12 months in the first quarter of each year in connection with annual performance reviews, and adjusted to take into account outstanding individual performance, promotions and competitive compensation levels.
Annual Bonus
We pay annual bonuses as a component of overall compensation as well as to provide an incentive and reward for superior performance. From time to time, we may pay additional special bonuses for superior performance. Bonuses are paid in cash (or from time to time, in equity interests), generally in the first quarter of each year, for the prior year’s performance. These bonuses are based upon our evaluation of each executive’s individual performance during the prior year in the context of our assessment of the overall performance of the Company and the executive’s business unit or function in meeting the budgeted financial and other key goals established for the Company and the executive’s business unit or function. For our senior executives, the annual bonuses paid to them in 2007 (for 2006 performance) were in the form of Restricted Units and cash with the majority of the amounts paid being paid in Restricted Units. As described below, we believe Restricted Units to be a tax-efficient form of compensation that continues to align the executive’s interests with those of our shareholders, and provides added retention through vesting conditions.
Options, Restricted Shares and Restricted Units
Also, in the first quarter of each year in connection with annual performance reviews, we make grants to the Company’s officers, including our senior executive officers of: options to purchase our common shares, Restricted Shares, and/or Restricted Units. The portion of the compensation, if any, allocated each year among these types of grants is determined by the Compensation Committee, in conjunction with our Chief Executive Officer and our President, taking into account our overall compensation objectives. These grants are intended to serve as incentives for our superior performers to remain with us and continue that performance. Generally, unvested equity grants are forfeited if the executive leaves the Company, however, options fully vest if an executive departs the Company after the age of 65 or his or her employment is terminated due

2007 PROXY STATEMENT     VORNADO REALTY TRUST 17
to a disability prior to retirement and all equity awards automatically vest on death or upon a change of control. All equity grants are accounted for in accordance with Statement of Financial Accounting Standards 123R-Share Based Payment (“SFAS 123R”).
Upon vesting, each option permits the executive, for a period of ten years, to purchase the stated number of common shares from the Company at an exercise price per share determined on the date of grant. Options have value only to the extent the price of our shares on the date of exercise exceeds the applicable exercise price. Options generally become exercisable in five equal annual installments beginning approximately one year after the grant date.
“Restricted Shares” are grants of our common shares that generally vest in five equal annual installments beginning approximately one year after the grant date. “Restricted Units” are grants of limited partnership interests in Vornado Realty L.P., our operating partnership through which we conduct substantially all our business. These units also generally vest in five equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.’s Class A common units, and then for our common shares, if, and only if, certain tax book-up events occur. Restricted Units also are intended to provide recipients with a more favorable income tax treatment than Restricted Shares. During the restricted period, each Restricted Share or Restricted Unit entitles the recipient to receive payments from the Company equal to the dividends on one of our common shares.
Out-Performance Units (“OPP Units”)
We adopted our out-performance plan in 2006 (“OPP Plan”). In 2006, we compensated our senior executives for 2005 performance with OPP Units in lieu of our other annual equity-based incentive compensation such as options or Restricted Shares or Restricted Units. Under the OPP Plan, the Company’s senior management and approximately 45 of our other officers received the opportunity to share in a performance pool if our total return to shareholders for the three-year period from March 15, 2006 to March 14, 2009 were to exceed a cumulative 30%, including both share appreciation and dividends paid. These benchmarks were fully achieved as of January 12, 2007. The size of the pool was 10% of the out-performance return amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $100 million. Compensation earned under the program vests 33-1/3% on each of March 15, 2009, 2010 and 2011.
These awards are a separate class of units of the Company’s operating partnership, Vornado Realty L.P. As the specific performance objectives have been achieved, these OPP Units are convertible into Class A common units of Vornado Realty L.P. (and ultimately into our common shares) following vesting. If the performance objectives had not been met, the OPP Units would have been cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company’s employment, except that OPP Units vest automatically on death or upon a change of control. OPP Units are also intended to provide recipients with a more favorable income tax treatment than grants of options. All grants under the OPP Plan are accounted for in accordance with SFAS 123R.

18 VORNADO REALTY TRUST       2007 PROXY STATEMENT
Nonqualified Deferred Compensation Plans
We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan (“Plan I”) and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (“Plan II”; collectively, the “Plans”). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.
Employees having annual compensation of at least $200,000 are eligible to participate in Plan II provided that they qualify as “accredited investors” under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.
Participants may elect whether to have their deferrals credited to a “Retirement Account” or a “Fixed Date Account.” Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant that is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump-sum or in the form of annual installments over no more than ten years. In the event of a change in control of the Company, all Accounts become immediately payable in a lump-sum. Plan I also permits a participant to withdraw all or a portion of his or her Accounts at any time, subject to a 10% withdrawal penalty.
The Company has established a “grantor” trust for the purpose of accumulating amounts payable under the Plans. The assets of the trust are considered assets of the Company and are available for the payment of claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.
Retirement and 401 (k) Plans
Our defined benefit retirement plan was terminated in 1997. Of the named executives, only Messrs. Roth, Fascitelli and Macnow are participants. We offer a 401(k) Retirement Plan to all of our employees for which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) which vest over five years. We do not have any other retirement plan.

2007 PROXY STATEMENT     VORNADO REALTY TRUST 19
Perquisites and Other Compensation
We provide our senior executive officers with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. These perquisites may include: use of a car owned or leased by the Company and a driver; financial counseling and tax preparation services; and supplemental life insurance. The costs of these benefits constitute only a small percentage of any applicable executive’s overall compensation.
Basis for Chief Executive Officer Compensation
Mr. Roth’s base salary of $1,000,000 was established in March 2001 and remains unchanged.
In 2006, Mr. Roth was paid an incentive bonus (for 2005 performance) of $1,000,000 bringing his total cash compensation paid in 2006 to $2,000,000. In 2007, Mr. Roth’s bonus for 2006 performance was awarded solely in the form of equity interests. This compares to total cash compensation paid in 2005 of $3,000,000 (inclusive of a $2,000,000 bonus paid in 2005 for 2004 performance).
In 2006 (with regard to 2005 performance), Mr. Roth received a grant of OPP Units and 15,578 Restricted Units. As a result of the performance of the Company’s shares, on January 12, 2007, awards under the OPP Plan were fully earned and Mr. Roth was granted 197,668 OPP Units (including amounts for accrued dividends). In 2007 (with respect to 2006 performance), Mr. Roth was granted a bonus in the form of 34,340 Restricted Units (having a grant date fair value calculated in accordance with SFAS 123R of $3,004,177) and options to acquire 89,732 of our common shares with an exercise price of $121.58 per share. This compares to Mr. Roth’s total equity compensation in 2005 (with respect to 2004 performance), of 11,500 Restricted Shares and 115,500 options with an exercise price of $71.275 per share.
Mr. Roth’s salary, bonus and other equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered were our total return to shareholders during the year, the strategic position of the Company, the changes in the Company’s operating and performing metrics during the year (EBITDA and FFO) and the other factors previously mentioned.
We believe that Mr. Roth’s cash and equity compensation in and for 2006 appropriately reflects his and the Company’s performance, measured both objectively and subjectively, and the Company’s strategic growth position at the time such compensation was determined.

20 VORNADO REALTY TRUST     2007 PROXY STATEMENT
Other Compensation Policies and Practices
Equity Grant Practices
All equity-based compensation awards are made under our 2002 Omnibus Share Plan, as amended, which our shareholders approved in 2002 and as amended in 2006. This plan limits total shares that may be issued pursuant to awards to 10,000,000 of our common shares. The exercise price of each stock option awarded to our senior executives is the average of the high and low price or our common shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year, at the same time as management and the Compensation Committee conclude their evaluation of the performance of our senior executives as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options.
Share Ownership Guidelines
As our senior executives generally have significant personal investments in our equity securities, we have not established any policy regarding security ownership by management. In accordance with Federal securities laws, we prohibit short sales by our executive officers of our equity securities.
Employment, Severance and Change of Control Agreements
We do, from time to time, enter into employment agreements with some of our senior executive officers that we negotiate on a case-by-case basis in connection with a new employment arrangement or a new agreement governing an existing employment arrangement. Otherwise, our senior executives and other employees serve “at will.” Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executives who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement)) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive’s annual salary and bonus. In addition, the agreements evidencing awards under the Company’s 2002 Omnibus Share Plan, as amended, generally provide that equity grants will vest automatically on a change of control. These change of control arrangements are designed to compensate management in the event of a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. A more complete description of employment agreements, severance and change of control arrangements pertaining to named executives and officers is set forth under “Employment Contracts” and “Severance and Change of Control Arrangements.”

2007 PROXY STATEMENT     VORNADO REALTY TRUST 21
Tax Deductibility of Compensation
The tax efficiency of compensation is one of many factors that enter into the design of our current compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitation of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Covered Executives for 2006 and only a small portion of their compensation may not be deductible due to that limitation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Committee Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Compensation Committee of the Board of Trustees: DR. RICHARD R. WEST MICHAEL LYNNE RONALD G. TARGAN

22 VORNADO REALTY TRUST      2007 PROXY STATEMENT
EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by, each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2006 (the “Covered Executives”).
Summary Compensation Table

							Changes in
							Pension Value
							and Non-
						Non-Equity	qualified
				Restricted		Incentive	Deferred
				Share/Unit	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)

Steven Roth Chairman and Chief Executive Officer (Principal Executive Officer)	2006	1,000,000	—	3,111,767	125,202	—	38,653	280,682	4,556,304

Michael D. Fascitelli President	2006	1,000,000	—	2,974,507	100,270	—	357	236,235	4,311,369

David R. Greenbaum President — New York Office Division	2006	1,000,000	500,000	516,700	27,100	—	—	263,089	2,306,889

Joseph Macnow Executive Vice President — Finance and Administration and Chief Financial Officer (Principal Financial Officer)	2006	1,000,000	250,000	699,529	20,000	—	17,355	317,761	2,304,645

Sandeep Mathrani Executive Vice President — Retail Division	2006	1,000,000	1 ,000,000	913,759	727,130	—	—	133,861	3,774,750

(1)	The information provided includes bonuses awarded in the first quarter of 2007 with regard to 2006 performance.

(2)	Information presented in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006. Such amounts were recognized in accordance with SFAS 123R and includes amounts for awards made pursuant to our 2002 Omnibus Share Plan and thus includes amounts from awards granted in and prior to 2006. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2006 as filed with the SEC. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards.

2007 PROXY STATEMENT      VORNADO REALTY TRUST 23

(3)	Information presented in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R and includes amounts for awards made pursuant to our 2002 Omnibus Share Plan and thus includes amounts from awards granted in and prior to 2006. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2006 as filed with the SEC.

(4)	Included in this column is the actuarial increase in the present value of the applicable executive’s benefits under the Vornado Realty Trust Retirement Plan, a defined benefit pension plan. The change in value was determined using interest and mortality rate assumptions consistent with those used in our financial statements. There were no earnings on amounts in the Vornado Realty Trust Nonqualified Deferred Compensation Plan that were determined to be above-market or preferential, as defined in the rules and regulations of the SEC.

(5)	See the All Other Compensation table for additional information.
All Other Compensation Table
The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

		Supplemental
	Use of Car	Life Insurance
	and Driver	Premiums	Other	Total
Name	($)(1)	($)	($)(2)	($)

Steven Roth	191,536	48,496	40,650	280,682
Michael D. Fascitelli	190,380	13,627	32,228	236,235
David R. Greenbaum	187,240	17,664	58,185	263,089
Joseph Macnow	184,127	84,938	48,696	317,761
Sandeep Mathrani	97,187	5,035	31,639	133,861

(1)	For 2006, each of the Covered Executives was provided with a car and a driver. Each Covered Executive has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses.

(2)	The information presented in this column includes the total amount of other benefits provided in 2006. None of these benefits individually exceeds the greater of $25,000 and 10% of the total amount of benefits provided to the Covered Executive.

24 VORNADO REALTY TRUST      2007 PROXY STATEMENT
Grants of Plan-Based Awards in 2006
The following table lists all grants of plan-based awards to the Covered Executives made in 2006 and their grant date fair value.

			All Other	All Other
		Estimated Future	Share/Unit	Option Awards:
		Payouts Under	Awards:	Number of
		Equity Incentive	Number	Securities	Exercise or Base	Grant Date
		Plan Awards(1)	of Shares of Stock	Underlying	Price of Option	Fair Value of
Name	Grant Date	Target (#)	or Units (#)(2)	Options (#)(3)	Awards($/Sh)(3)	Awards ($)(4)

Steven Roth	4/25/06	197,668	—	—	—	11,489,646
	4/25/06		15,578	—	—	1,078,883

Michael D. Fascitelli	4/25/06	197,668	—	—	—	11,489,646
	4/25/06		15,578	—	—	1,078,883

David R. Greenbaum	4/25/06	35,141	—	—	—	2,042,604

Joseph Macnow	4/25/06	39,532	—	—	—	2,297,929
	4/25/06	—	5,193	—	—	359,651
	7/27/06	4,393	—	—	—	494,817

Sandeep Mathrani	3/13/06	—	—	200,000	94.16	2,027,797
	4/25/06	52,711	—	—	—	3,063,906

(1)	The amounts shown in this column represent the actual and fixed number of OPP Units that, upon vesting, will be distributed to each Covered Executive pursuant to our 2006 Outperformance Plan. The 2006 Outperformance Plan gave participants the opportunity to share in a performance pool if the total return to our shareholders for a three-year period from March 15, 2006 to March 14, 2009 were to exceed a cumulative 30% (including both share appreciation and dividends paid). The performance hurdles were fully achieved as of January 12, 2007. Awards vest one-third on each of March 15, 2009, 2010 and 2011 and will be convertible into Class A common units of Vornado Realty L.P. and ultimately redeemable for our Shares on a one-for-one basis.

(2)	The information presented in this column represents the number of Restricted Units that were granted to the Covered Executives. These Restricted Units vest ratably over five years beginning in 2007. Restricted Units are a separate class of units in Vornado Realty L.P. and will be convertible into Class A common units of Vornado Realty L.P. and ultimately redeemable for our Shares on a one-for-one basis. On March 7, 2007, the Covered Executives were granted the following numbers of Restricted Units which vest ratably over five years beginning in 2008: Steven Roth, 34,340; Michael D. Fascitelli, 33,928; David R. Greenbaum, 6,169; Joseph Macnow, 8,225; and Sandeep Mathrani, 4,113.

(3)	The amount shown for Mr. Mathrani represents options granted pursuant to the terms of his employment agreement with us, dated February 22, 2005. One-third of these options will vest in each of January 2008, 2009 and 2010. The exercise price of these options is the average of the high and low price of our Shares on the date of grant. On March 7, 2007, the Covered Executives were granted options to acquire the following number of Shares at an exercise price of $121.58 per Share: Steven Roth, 89,732; Michael D. Fascitelli, 85,914; David R. Greenbaum, 19,092; Joseph Macnow, 19,092; and Sandeep Mathrani, 19,092. These options vest ratably over five years beginning in 2008.

2007 PROXY STATEMENT      VORNADO REALTY TRUST 25
(4)	The amounts presented reflect the full grant date fair value of equity awards (calculated pursuant to SFAS 123R) granted to the Covered Executives in 2006. The full grant date fair value is the amount we would expense in our consolidated financial statements over the award’s vesting schedule. For additional information on the value assumptions, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.
Outstanding Equity Awards at Year-End
The following tables summarize the number and value of equity awards held at December 31, 2006 and the aggregate option exercises and shares vested in 2006 by the Covered Executives.

	Option Awards				Share and Unit Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
							Number of	Payout Value
	Number of	Number of					Unearned	of Unearned
	Securities	Securities			Number of	Market Value of	Shares, Units	Shares, Units
	Underlying	Underlying			Shares or	Shares or Units	or Other	or Other
Name and	Unexercised	Unexercised	Option	Option	Units of Shares	of Shares	Rights That	Rights That
Applicable	Options (#)	Options (#)	Exercise	Expiration	That Have Not	That Have Not	Have Not	Have Not
Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Steven Roth
4/25/06(1)					15,578	1,892,727
4/25/06(2)					83,128	10,100,052	114,540	13,916,610
2/8/05(1)					9,240	1,122,660
2/8/05(1)	23,100	92,400	71.28	2/8/15
2/6/04(1)					13,860	1,683,990
1/28/03(1)					15,000	1,822,500
1/28/02(3)(4)	261,431		41.86	1/28/12
1/28/02(3)(4)	246,003		41.98	1/28/12
1/28/02(3)(4)	245,297		42.10	1/28/12
3/2/00(3)	1,509,733		30.58	3/2/10
2/16/99(3)	1,006,489		33.35	2/16/09
1/12/98(3)	1,184,734		45.02	1/12/08

Michael D. Fascitelli
4/25/06(1)					15,578	1,892,727
4/25/06(2)					83,128	10,100,052	114,540	13,916,610
2/8/05(1)					7,400	899,100
2/8/05(1)	18,500	74,000	71.28	2/8/15
2/6/04(1)					11,100	1,348,650
1/28/03(1)					12,000	1,458,000
1/28/02(3)(4)	261,431		41.86	1/28/12
1/28/02(3)(4)	246,003		41.98	1/28/12
1/28/02(3)(4)	245,297		42.10	1/28/12
3/2/00(3)	1,409,085		30.58	3/2/10
2/16/99(3)	754,867		33.35	2/16/09
1/12/98(3)	503,245		45.02	1/12/08
(table continued on following page)

26 VORNADO REALTY TRUST      2007 PROXY STATEMENT

	Option Awards				Share and Unit Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
							Number of	Payout Value
	Number of	Number of					Unearned	of Unearned
	Securities	Securities			Number of	Market Value of	Shares, Units	Shares, Units
	Underlying	Underlying			Shares or	Shares or Units	or Other	or Other
Name and	Unexercised	Unexercised	Option	Option	Units of Shares	of Shares	Rights That	Rights That
Applicable	Options (#)	Options (#)	Exercise	Expiration	That Have Not	That Have Not	Have Not	Have Not
Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

David R. Greenbaum
4/25/06(2)					14,779	1,795,649	20,362	2,473,983
2/8/05(1)					2,000	243,000
2/8/05(1)	5,000	20,000	71.28	2/8/15
2/6/04(1)					3,000	364,500
1/28/03(1)					3,000	364,500
1/28/02(3)(4)	47,552		41.86	1/28/12
1/28/02(3)(4)	39,016		41.98	1/28/12
1/28/02(3)(4)	38,904		42.10	1/28/12
3/2/00(3)	582		30.58	3/2/10
2/16/99(3)	150,973		33.35	2/16/09
1/12/98(3)	150,973		45.02	1/12/08
3/12/97(3)	1,661		30.15	3/12/07

Joseph Macnow
7/27/06(2)					1,847	224,435	2,545	309,254
4/25/06(2)					16,625	2,019,913	22,908	2,783,286
4/25/06(1)					5,193	630,950
2/8/05(1)					1,476	179,334
2/8/05(1)	3,690	14,760	71.28	2/8/15
2/6/04(1)					2,214	269,001
1/28/03(1)					2,400	291,600

Sandeep Mathrani
4/25/06(2)					14,779	1,795,649	20,362	2,473,983
3/13/06(5)		200,000	94.16	3/13/16
2/8/05(5)					16,836	2,045,574
2/8/05(1)					1,600	194,400
2/8/05(1)		16,000	71.28	2/8/15
2/8/05(5)		300,000	71.28	2/8/15
2/6/04(1)					3,000	364,500
1/28/03(1)					3,000	364,500

(1)	These awards vest ratably over five years from the date of grant.

(2)	These awards of OPP Units vest ratably over three years beginning in March of 2009. Approximately 2.37% of the total OPP Unit award to each executive represents OPP Units earned as a result of dividends paid which units vested in January 2007.

(3)	These awards vested ratably over three years from the date of grant.

2007 PROXY STATEMENT      VORNADO REALTY TRUST 27

(4)	The exercise price and number of options for awards originally made at this date have been subsequently adjusted pursuant to the terms of the Company’s Omnibus Share Plans as a result of one or more special (other than ordinary) dividends paid by the Company. All options granted at this date originally had an exercise price of $42.13 per share (the average of the high and low price of our Shares on the grant date). Due to the special dividends and the resulting adjustments, these options are currently divided into three groups having different exercise prices depending upon whether options were vested or unvested at the time the special dividends were paid and whether they were non-qualified or incentive options.

(5)	These awards were made pursuant to Mr. Mathrani’s employment agreement entered into in 2005 and vest ratably over three years beginning in March of 2009.
Aggregated Option Exercises in 2006 and Shares Vested

	Option Awards		Stock Awards
	Shares	Value Realized
	Acquired on	on Exercise	Number of Shares	Value Realized
Name	Exercise (#)	($)(4)	Acquired on Vesting(#)	on Vesting ($)(4)

Steven Roth (1)	325,000	24,521,120	14,430	1,240,042
Michael D. Fascitelli(2)	2,167,369	204,671,157	11,550	992,549
David R. Greenbaum	—	—	3,000	257,805
Joseph Macnow	—	—	2,307	198,252
Sandeep Mathrani(3)	19,792	1,246,512	2,400	206,244

(1)	Mr. Roth exercised 325,000 options on December 22, 2006 with an exercise price of $45.02 per share and a market price of $120.47.

(2)	Mr. Fascitelli exercised 2,167,369 options on November 14, 2006 with an exercise price of $23.11 per share and a market price of $117.54.

(3)	Mr. Mathrani exercised 19,421 options on August 22, 2006 with an exercise price of $42.02 per share and a market price of $105.01 and 371 options on August 24, 2006 with an exercise price of $41.99 per share and a market price of $104.54.

(4)	Values realized on exercise/vesting are based on: (1) for options, the difference between the exercise price and the average of the high and low price of our common shares on the applicable date if the resulting shares were held or, if the resulting shares were sold, the actual sale price for such shares; and (2) for Restricted Shares, the average of the high and low price of our common shares on the date of vesting.
Employee Retirement Plan
Effective December 31, 1997, the Company froze its employee retirement plan, which provided retirement benefits to full-time employees of the Company. Benefits under the plan vested upon the completion of five years of service for all eligible employees. However, employees do not earn any additional benefits after December 31, 1997. In addition, no new participants are eligible to enter the frozen plan. Accordingly, the only covered executives who participate in the Plan are Messrs. Roth, Fascitelli and Macnow. Annual retirement benefits are equal to 1% of the participant’s base salary for each year of service.

28 VORNADO REALTY TRUST       2007 PROXY STATEMENT
However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant’s base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant’s past service.
The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives who is a participant in the plan payable upon normal retirement at age 65. The estimated annual benefit payable at age 65 to: Mr. Roth is $45,000; Mr. Fascitelli is $1,946; and Mr. Macnow is $29,000.
Deferred Compensation
The following table summarizes the contributions, earnings, withdrawals and balance for the Covered Executives for and at year-end 2006.
Non-Qualified Deferred Compensation (amounts in dollars)

		Executive	Company
	Type of Deferred	Contributions	Contributions	Aggregate	Aggregate	Aggregate
	Compensation	In Last Fiscal	In Last Fiscal	Earnings in Last	Withdrawals/	Balance at
Name	Plan	Year(1)	Year	Fiscal Year(2)	Distributions(3)	21/31/06(4)

Steven Roth	Deferred
	Compensation
	Plan	2,086,732	—	2,728,738	—	17,430,708
Michael D. Fascitelli	Deferred
	Compensation
	Plan	4,405,079	—	2,055,852	—	22,601,827
	Rabbi Trust	—	—	5,859,742	195,245,422	—
David R. Greenbaum	Deferred
	Compensation
	Plan	1,480,856	—	1,299,998	—	13,180,955
Joseph Macnow	Deferred
	Compensation
	Plan	514,766	—	300,551	—	3,022,828
Sandeep Mathrani	Deferred
	Compensation
	Plan	—	—	1,161,035	—	3,566,201

(1)	Reflects the following amounts for each of the Covered Executives which are reported as compensation to such Covered Executive in the Summary Compensation Table: Mr. Roth, $958,801; Mr. Fascitelli, $965,411; and Mr. Greenbaum, $958,801. These amounts represent the deferred portion for each of such Covered Executive’s 2006 annual salary, dividend equivalents and/or bonuses in May 2006 for the prior year’s performance. In addition, included in the amount for Mr. Fascitelli is $2,340,252 related to dividends in his Rabbi Trust that were deferred.

(2)	Contributions to the Non-Qualified Deferred Compensation Plan are credited with earnings based on the rate of return of various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.

2007 PROXY STATEMENT       VORNADO REALTY TRUST 29
(3)	On December 29, 2006, 1,546,106 of our common shares, held in Mr. Fascitelli’s Rabbi Trust that was established pursuant to his 1996 and 2002 employment agreements, were distributed to Mr. Fascitelli. The shares were valued at $121.52 per share or $187,875,071. In addition, $5,030,099 was distributed to Mr. Fascitelli and $2,340,252 was deferred in to the Vornado Realty Trust Deferred Compensation Plan.
(4)	All amounts contributed by a Covered Executive in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a Covered Executive in such year for the purposes of the SEC’s executive compensation disclosure rules.
EMPLOYMENT CONTRACTS
Michael D. Fascitelli
Mr. Fascitelli had an employment agreement that commenced on December 2, 1996 pursuant to which he joined the Company as President. The employment agreement had an initial term of five years and was renewed in 2002. At the commencement of Mr. Fascitelli’s 1996 employment agreement, Mr. Fascitelli received a deferred payment (the “Deferred Payment”) consisting of $5,000,000 in cash (which had been invested in marketable securities at the direction of Mr. Fascitelli) and a $20,000,000 convertible obligation payable in 919,540 Shares. Until December 29, 2006, this cash and shares were held in an irrevocable trust for the benefit of Mr. Fascitelli. In addition, Mr. Fascitelli’s 1996 employment agreement provided that he was able to borrow up to $10,000,000 from the Company during the term of his employment at the applicable federal rate. On December 29, 2006, Mr. Fascitelli paid in full the outstanding principal amount of loans made by the Company to him of $8,600,000, plus interest.
Effective January 1, 2002, the Company entered into a new employment agreement with Mr. Fascitelli for a five-year period through December 31, 2006. Pursuant to the 2002 employment agreement on January 1, 2006, and on each January 1 thereafter, the employment term was and will be, automatically extended for one additional year unless either the Company or Mr. Fascitelli gives written notice not to extend the agreement not less than 90 days before such date. The 2002 employment agreement provides that Mr. Fascitelli’s annual base salary will not be decreased during the term and is currently $1,000,000. In addition to his annual salary, Mr. Fascitelli’s agreement provided for a deferred payment consisting of 626,566 convertible units on December 29, 2006, with each unit representing one Share. Accordingly, 626,566 Shares were being held in an irrevocable trust for the benefit of Mr. Fascitelli. These 626,566 Shares as well as the 919,540 Shares from his 1996 agreement were distributed to Mr. Fascitelli (after a deduction for applicable withholding taxes) on December 29, 2006. In accordance with the terms of his employment agreement, Mr. Fascitelli has also been given the use of a Company automobile.
The 2002 employment agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices or the failure of the Company to comply with the terms of the agreement), (i) payment of his base salary shall continue for three years, offset in the second and third years for compensation received or deferred for services to any other employer, (ii) benefits to him and his family shall continue for

30 VORNADO REALTY TRUST       2007 PROXY STATEMENT
three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.
David R. Greenbaum
Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President—New York Office Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90 days before such date. The employment agreement provides that Mr. Greenbaum’s base salary shall not be reduced during the term of the agreement. Mr. Greenbaum’s current annual base salary is $1,000,000. Mr. Greenbaum’s employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation with respect to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company automobile.
The agreement also provides that if Mr. Greenbaum’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Office Division’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.
Joseph Macnow
Mr. Macnow has had an employment agreement with the Company since November 21, 1980, pursuant to which he serves as Executive Vice President—Finance and Administration and Chief Financial Officer. His Amended and Restated Employment Agreement, dated as of July 27, 2006, provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Mr. Macnow’s employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently at $1,000,000. Mr. Macnow’s agreement also provides for his use of a Company automobile.
The agreement also provides that if Mr. Macnow’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices, the failure of the Company to comply with the terms

2007 PROXY STATEMENT       VORNADO REALTY TRUST 31
of the agreement or the failure of the Company to renew the agreement upon expiration), he will receive: (a) a lump sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that if Mr. Macnow’s employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.
Sandeep Mathrani
Mr. Mathrani serves as Executive Vice President—Retail Division of the Company. His employment agreement entered into in 2002 expired in March 2005. As of January 1, 2005, the Company and Mr. Mathrani entered into a new employment agreement through January 1, 2010, with a term that automatically extends for additional one-year periods unless terminated on at least six months’ prior notice by either the Company or Mr. Mathrani. The employment agreement provides that Mr. Mathrani’s annual base salary will not be decreased during the term and is currently $1,000,000.
In connection with his employment agreement, the Company granted Mr. Mathrani 16,836 restricted Shares and options to acquire 300,000 of the Company’s Shares at $71.275 per share. In addition, pursuant to his employment agreement, 200,000 options were granted to him on March 13, 2006 at an exercise price of $94.16 per share. These restricted Share and option grants will vest one-third each year on January 20th of 2008, 2009 and 2010. The vesting of these restricted Shares and options granted pursuant to his employment agreement will accelerate upon certain events including a change of control of the Company or a sale of its retail division.
Mr. Mathrani’s employment agreement also provides that if his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company (a material breach is any failure by the Company to comply with any material provision of the agreement that is not cured within 30 days of written notice by Mr. Mathrani of noncompliance), Mr. Mathrani will immediately vest in any stock options and restricted Shares granted to him by the Company. In addition, in such event, Mr. Mathrani will receive a lump sum payment equal to (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary and all other obligations of the Company under the agreement will cease. Under his employment agreement, Mr. Mathrani also receives the use of a Company automobile.

32 VORNADO REALTY TRUST       2007 PROXY STATEMENT
SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
Of our Covered Executives, Messrs. Fascitelli, Macnow, Greenbaum and Mathrani have employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. None of Mr. Roth or any of our other trustees (other than Mr. Fascitelli) has an employment agreement or other severance arrangement. Our Omnibus Share Plans, which govern all of our equity-based awards, provide in certain circumstances that equity awards that have been granted but are still subject to vesting will vest automatically or at the discretion of our Board in certain circumstances. In particular, on a change of control, all equity awards either vest automatically or at the discretion of our Board. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or trustee upon their departure from the Company. Of our Covered Executives, only Messrs. Roth, Fascitelli and Macnow are participants in our now-terminated retirement plan. Benefits under the retirement plan for these persons are now fully vested. In addition, upon the death or disability of an executive, that executive or his or her estate may be entitled to insurance benefits under policies with third parties maintained by us.
With regard to our employment agreements, these agreements are negotiated on a case-by-case basis. As discussed under “Compensation Discussion and Analysis,” we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for “cause”; (2) termination by the employee for “good reason” (such as breach of the employment agreement by the Company, or if a change of control occurs and the employee then decides to terminate his employment) or by the Company without “cause”; (3) termination following a disability; (4) termination due to death; and (5) termination upon retirement after the employee reaches the age of 65. Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For “cause” terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for “good reason” or the Company terminates the employment without “cause,” the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. For terminations due to disability or death, executives who have this provision in their applicable agreement, typically receive between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. None of our Covered Executives, who is a party to an employment agreement, is currently eligible for retirement under their employment agreements. Severance payments following a change of control under employment agreements are generally “dual trigger” meaning the change of control must occur followed by a termination of employment. We believe that this provision appropriately achieves the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

2007 PROXY STATEMENT      VORNADO REALTY TRUST 33
Our equity-based compensation awards are governed by the individual award agreements issued under our Omnibus Share Plans. Generally, for “cause” terminations, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. For terminations by the employee for “good reason” or by the Company without “cause,” unvested OPP awards then vest, but other then-unvested equity awards terminate in a manner similar to that of “cause” terminations. In Mr. Macnow’s case, however, his employment agreement provides that on any departure from the Company except as a result of a “cause” termination, his unvested equity awards then vest. Upon a change of control, all unvested equity awards then vest. We believe that a “single trigger” for equity awards following a change of control is appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award), automatically vest. In the case of a disability, option and OPP awards vest and in the case of death, all equity awards vest.
The information presented below reflects the estimated payments that each of our Covered Executives would have received under the employment termination scenarios (including, following a change of control) if employment termination were to have occurred on December 31, 2006. In calculating the value of equity-based awards, the presentation uses a price per share of $121.50, the closing price on the last trading day in 2006. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2007 for 2006 performance (including, for these presentation purposes only, the value of all Restricted Unit grants made in the first quarter of 2007). The actual amounts that would be paid out on any termination of employment can only be determined at the time of any actual separation from the Company.
Steven Roth
Mr. Roth is not a party to any individual employment agreement, change of control or other severance arrangement with the Company. In the event of any termination of his employment with the Company, Mr. Roth would be entitled to receive the balance in his deferred compensation account of $17,430,708 and the payment of his balance of $547,178 under our retirement plan ($268,075, in the case of death). Under our Omnibus Share Plans, in the following circumstances, Mr. Roth (or his estate) would have been entitled to have equity awards automatically vest having the following values (determined as of December 31, 2006): (1) for a termination by Mr. Roth for “good reason” or by the Company without “cause,” $24,016,662; (2) change of control; $35,179,329; (3) retirement, $4,640,790; (4) disability, $28,657,452 and (5) death, $35,179,329.
Michael D. Fascitelli
Mr. Fascitelli has an employment agreement with the Company that governs his severance arrangements. In the event of any termination of his employment with the Company, Mr. Fascitelli would be entitled to receive the balance in his deferred compensation account of $22,601,827 and the payment of his balance of $9,774 under our retirement plan ($5,100, in the case of death). Under Mr. Fascitelli’s employment agreement, he would have been entitled to the following payments and other benefits: (1) for a termination by Mr. Fascitelli for “good reason” (including his resigning after a change of control) or by the

34 VORNADO REALTY TRUST      2007 PROXY STATEMENT
Company without “cause,” Mr. Fascitelli would have been entitled to receive a maximum $3,000,000 payable over three years plus continued benefits for three years (with an estimated value of approximately $20,000 per year); (2) upon a termination of employment as a result of a disability, Mr. Fascitelli would have been entitled to up to a maximum of $3,000,000 and benefits having an estimated value not to exceed $20,000 per year (but for a period not to exceed the longer of six months and when he is eligible for disability insurance); and (3) upon the death of Mr. Fascitelli, his estate would have been entitled to $1,000,000 and his family would be entitled to have certain benefits having an estimated value of approximately $20,000. Under our Omnibus Share Plans, in the following circumstances, Mr. Fascitelli (or his estate) would have been entitled to have equity awards automatically vest having the following values (determined as of December 31, 2006): (1) for a termination by Mr. Fascitelli for “good reason” or by the Company without “cause,” $24,016,662; (2) change of control; $33,331,789; (3) disability, $27,733,312; and (4) death, $33,331,789.
David R. Greenbaum
Mr. Greenbaum has an employment agreement with the Company that governs his severance arrangements. In the event of any termination of his employment with the Company, Mr. Greenbaum would be entitled to receive the balance in his deferred compensation account of $13,180,955. Under Mr. Greenbaum’s employment agreement, he would have been entitled to the following payments and other benefits: (1) for a termination by Mr. Greenbaum for “good reason” (including his resigning after a change of control) or by the Company without “cause” (including failure to renew his contract), Mr. Greenbaum would have been entitled to receive $5,750,000; (2) for a resignation without “good reason,” Mr. Greenbaum would have been entitled to his bonus for 2006 which was made up of cash and equity having an estimated value of $1,250,000; (3) upon a termination of employment as a result of a disability, Mr. Greenbaum would have been entitled to $1,250,000 and benefits having an estimated value of approximately $41,000 per year for three years; and (4) upon the death of Mr. Greenbaum, his estate would have been entitled to $2,250,000 and his family would be entitled to have certain benefits having an estimated value of approximately $41,000. Under our Omnibus Share Plans, in the following circumstances, Mr. Greenbaum (or his estate) would have been entitled to have equity awards automatically vest having the following values (determined as of December 31, 2006): (1) termination of his employment for “good reason” or by the Company without “cause,” $4,269,632; (2) change of control; $6,246,132; (3) disability, $5,274,132 and (4) death, $6,246,132.
Joseph Macnow
Mr. Macnow has an employment agreement with the Company that governs his severance arrangements. In the event of any termination of his employment with the Company, Mr. Macnow would be entitled to receive the balance in his deferred compensation account of $3,022,828 and the payment of the balance of $289,294 under our retirement plan ($142,598, in the case of death). Under Mr. Macnow’s employment agreement, he would have been entitled to the following payments and other benefits: (1) for a termination by Mr. Macnow for “good reason” (including his resigning after a change of control) or by the Company without “cause” (including failure to renew his contract), Mr. Macnow would have been entitled to receive $3,300,000; (2) for a resignation without “good reason,” Mr. Macnow would have been entitled to his bonus for 2006 which

2007 PROXY STATEMENT      VORNADQ REALTY TRUST 35
was made up of cash and equity having an estimated value of $1,250,000; (3) upon a termination of employment as a result of a disability, Mr. Macnow would have been entitled to $1,250,000 and benefits having an estimated value of approximately $104,000 (approximately $85,000 of which relates to supplemental life insurance) per year for three years; and (4) upon the death of Mr. Macnow, his estate would have been entitled to $2,250,000 and his family would be entitled to have certain benefits having an estimated value of $104,000 (approximately $85,000 of which relates to supplemental life insurance). Under our Omnibus Share Plans, in the following circumstances, Mr. Macnow (or his estate) would have been entitled to have equity awards automatically vest having the following values (determined as of December 31, 2006): (1) termination of his employment for “good reason” or by the Company without “cause”, $7,449,093; (2) change of control; $7,449,093; (3) disability, $6,078,209 and (4) death, $7,449,093.
Sandeep Mathrani
Mr. Mathrani has an employment agreement with the Company that governs his severance arrangements. In the event of any termination of his employment with the Company, Mr. Mathrani would be entitled to receive the balance in his deferred compensation account of $3,566,201. Under Mr. Mathrani’s employment agreement, he would have been entitled to the following payments and other benefits: (1) for a termination by Mr. Mathrani for “good reason” (not including his resigning after a change of control) or by the Company without “cause,” Mr. Mathrani would have been entitled to receive $3,700,000; and (2) upon the death of Mr. Mathrani, his estate would have been entitled to $1,500,000. Under our Omnibus Share Plans, in the following circumstances, Mr. Mathrani would have been entitled to have equity awards automatically vest having the following values (determined as of December 31, 2006): (1) termination of his employment for “good reason” or by the Company without “cause,” $6,404,387; (2) change of control; $30,566,661; (3) disability, $27,743,487; and (4) death, $30,566,661.
COMPENSATION OF TRUSTEES
Trustees who are not officers of the Company receive an annual retainer and additional meeting fees for each Board or committee meeting attended. Messrs. Roth, Fascitelli and Smith received no compensation for their service as trustees. The non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual retainer equal to $60,000; (2) each such member receives an annual grant of restricted shares with a value equal to $30,000 (not to be sold while such member is a trustee, except in certain circumstances); (3) the Audit Committee Chairman receives an annual retainer of $50,000 and other Audit Committee members receive an annual retainer of $25,000; (4) the Chairman and members of all other committees (other than the Executive Committee) receive an annual retainer of $10,000 and $5,000, respectively; and (5) each such member receives a meeting fee of $1,000 for each Board or committee meeting attended.

36 VORNADO REALTY TRUST       2007 PROXY STATEMENT
The following table sets forth the compensation that was earned or paid in 2006 for the non-management members of our Board.

	Fee Earned or
Name	Paid in Cash $	Share Awards $ (1)	Total $

Anthony W. Deering	95,000	4,506	99,506
Robert P. Kogod	65,000	4,506	69,506
Michael Lynne	72,000	4,506	76,506
David Mandelbaum	73,000	4,506	77,506
Ronald G. Targan	108,000	4,506	112,506
Richard R. West	144,000	4,506	148,506
Russell B. Wight, Jr.	78,000	4,506	82,506

(1)	Information presented in this column reflects the dollar amount recognized for financial statement purposes for the year ended December 31, 2006 in accordance with SFAS 123R of awards made pursuant to our 2002 Omnibus Share Plan. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC. Dividends are paid on both the vested and unvested portion of restricted share awards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee, consisting, in 2006, of Dr. West and Messrs. Lynne and Targan, grants awards under the Company’s 2002 Omnibus Share Plan, as amended, and makes all other executive compensation determinations. Messrs. Roth, Fascitelli and Smith are the only officers or employees of the Company who are also members of the Board. There are no interlocking relationships involving the Company’s Board that require disclosure under the executive compensation rules of the SEC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
We review all relationships and transactions in which we and our significant shareholders, trustees and our executive officers or their respective immediate family members are participants to determine whether such persons have a direct or indirect material interest in the transaction. Our legal and financial staff are primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We also disclose transactions or categories of transactions we consider in determining that a trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or

2007 PROXY STATEMENT   VORNADO REALTY TRUST 37
ratifies any related person transaction that is required to be disclosed. These committees, in the course of their reviews of a disclosable related party transaction consider: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a trustee or executive officer to act in the best interest of the Company; and (6) any other matters the Committee deems appropriate.
Transactions Involving Interstate Properties
As of April 12, 2007, Interstate and its partners beneficially owned approximately 11% of our outstanding Shares and approximately 28% of Alexander’s outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is our Chairman of the Board and Chief Executive Officer, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander’s. Messrs. Mandelbaum and Wight are trustees of the Company and also directors of Alexander’s.
We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days’ notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $798,000 in management fees under the management agreement for the year ended December 31, 2006.
Transactions Involving Alexander’s
As of April 12, 2007, Interstate and its three general partners—Steven Roth (Chairman of the Board and Chief Executive Officer of the Company and Alexander’s), David Mandelbaum (a trustee of the Company and director of Alexander’s) and Russell B. Wight, Jr. (a trustee of the Company and director of Alexander’s)—owned approximately 11% of our outstanding Shares and approximately 27% of Alexander’s common stock. The Company owns approximately 33% of the outstanding common stock of Alexander’s.
We manage, lease and develop Alexander’s properties pursuant to the agreements described below, which expire in March of each year and are automatically renewable.
Management and Development Agreements. We receive an annual fee for managing Alexander’s and all its properties equal to the sum of (i) $3,000,000, (ii) 3% of gross income from the Kings Plaza Regional Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue and (iv) $220,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.
In addition, we are entitled to a development fee of 6% of development costs, as defined, with minimum guaranteed fees of $750,000 per annum.
Leasing Agreements. We provide Alexander’s with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants. We are also entitled to a commission

38 VORNADO REALTY TRUST    2007 PROXY STATEMENT
upon the sale of any of Alexander’s assets of 3% of gross proceeds, as defined. In the event third-party real estate brokers are used, our sales commission increases by 1% and we are responsible for the fees to the third-party real estate brokers. Such amounts are payable to us annually in an amount not to exceed $2,500,000, with interest at 9% per annum on the unpaid balance.
Effective January 1, 2007, we modified our leasing agreement with Alexander’s. Pursuant to the modification: (i) the existing 3% commission on asset sales was adjusted so that for asset sales greater than $50,000,000, the fee is 1% of gross proceeds, as defined; (ii) in the event third-party real estate brokers are used in connection with asset sales, our fee no longer increases by 1% and we continue to be responsible for the fees to the third-parties; and (iii) the annual amount payable to us for fees under this agreement was increased to $4,000,000, and the interest rate on the unpaid balance was adjusted to one-year LIBOR plus 100 bps per annum (6.34% at January 1, 2007).
Other Agreements. Building Maintenance Services, our wholly-owned subsidiary, supervises the cleaning, engineering and security services at Alexander’s Lexington Avenue and Kings Plaza properties for an annual fee of the cost for such services plus 6%.
At December 31, 2006, Alexander’s owed the Company (i) $32,214,000 in leasing fees and (ii) $1,152,000 in management fees and other costs.
During the year ended December 31, 2006, Alexander’s incurred $4,505,000 of leasing fees, $750,000 of development fees, $4,465,000 of management fees and $1,923,000 of other fees and rents under its agreements with the Company or BMS.
Certain Other Transactions
On November 20, 2006, Mr. Fascitelli, our President, repaid to us his $8,600,000 loan (the largest outstanding balance during the last fiscal year) which was scheduled to mature in December 2006. The loan was made to him in 1996 pursuant to his employment agreement. The loan was repaid in full on December 29, 2006 together with interest, payable quarterly at a rate of 3.97% (based on the applicable federal rate).
On December 31, 2006,1,546,106 shares held in a rabbi trust, established for deferred compensation purposes as part of Mr. Fascitelli’s 1996 and 2002 employment agreements, were distributed to Mr. Fascitelli, net of 739,130 shares which were used to satisfy tax withholding obligations. The shares we received for the tax liability were retired upon receipt.
In the year ended December 31, 2006, we paid Mr. Kogod fees of $251,209 for consulting services rendered to us. We expect to pay a similar fee during 2007.
The Company leases office space to Archstone-Smith Trust and these two companies share the costs of certain office-related services. Under these agreements, for the year ended December 31, 2006, the Company recorded rent from and paid fees to Archstone-Smith Trust in the amounts of $1,954,791 and $441,871, respectively. Mr. Smith and Mr. Kogod are trustees and shareholders of Archstone-Smith Trust.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 39
With respect to one of our Manhattan properties, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include David Mandelbaum (one of our trustees), his children, his brother, his sister and his sister’s family. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendents of Mr. Mandelbaum’s parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum’s personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant’s interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.
On April 13, 2006, we acquired the 92.65% interest that we did not already own of 1925 K Street, a 150,000 square foot office building located in the Central Business District of Washington, DC. The purchase price for the 92.65% interest was $52,800,000, consisting of $34,600,000 in cash and $18,200,000 of existing mortgage debt. Mitchell N. Schear, President of our Vornado/Charles E. Smith Washington DC Office Division, received $3,675,000 for his share of the proceeds as a partner of the selling entity. Mr. Schear acquired this interest prior to his joining the Company.
On March 26, 2007, Joseph Macnow, our Chief Financial Officer, repaid in full, with interest, his $2,000,000 loan from the Company (the largest outstanding balance during 2006). The loan bore interest at 4.65% (based on the applicable federal rate).
Other Transactions Considered in Determining Trustee Independence
Michael Lynne, a trustee of the Company, is the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation. New Line Cinema Corporation is a tenant at our building at 888 Seventh Avenue in New York City. During 2006, we recorded rent from New Line Cinema Corporation in the amount of $3,207,563 under its lease. The lease was negotiated prior to us purchasing the building and renewed prior to Mr. Lynne joining our Board.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of Dr. West and Mr. Deering an “audit

40 VORNADO REALTY TRUST    2007 PROXY STATEMENT
committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.
Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2006, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.
DR. RICHARD R. WEST
ANTHONY W. DEERING
RONALD G. TARGAN

2007 PROXY STATEMENT   VORNADO REALTY TRUST 41
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the Company’s independent registered public accounting firm since 1976. The Audit Committee has selected the Deloitte Entities as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 as a result of a process most recently undertaken in 2003 and 2005 by which the Audit Committee and management solicited and received proposals from each of the four largest independent registered public accounting firms: Deloitte, KPMG LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to audit firm independence and obtaining a fresh look at the Company’s financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company’s independent registered public accounting firm and has determined to continue that retention for 2007. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.
Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.
We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2006 and 2005, for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $4,869,000 and $4,339,000, respectively. Audit fees for the years ended December 31, 2006 and 2005 include $1,365,000 and $1,063,000, respectively, for the audit of Americold Realty Trust of which the other shareholders of Americold Realty Trust pay 53%. During 2006 and 2005, audit fees include the attestation report on management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404.

42 VORNADO REALTY TRUST    2007 PROXY STATEMENT
Audit-Related Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $2,306,000 and $1,879,000, respectively. “Audit-Related Fees” generally include fees for stand-alone audits of subsidiaries, due diligence associated with mergers/acquisitions and Sarbanes-Oxley Section 404 pre-implementation assistance.
Tax Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered for tax compliance, tax advice and tax planning were $408,000 and $480,000, respectively. “Tax Fees” generally include fees for tax consultations regarding return preparation and REIT tax law compliance.
All Other Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $0 and $0, respectively. “All Other Fees” generally includes fees for consultations relating to systems review.
Pre-approval Policies and Procedures
In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed polices and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.
The Board of Trustees recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.
Unless you direct otherwise in your proxy, proxies will be voted for the proposal. The affirmative vote of holders of the majority of the votes cast on the proposal is required for its approval. Abstentions and broker non-votes will have no effect on the result of the vote.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 43
PROPOSAL 3: SHAREHOLDER PROPOSAL RELATING TO A CHANGE IN THE VOTING STANDARD FOR TRUSTEE ELECTIONS
In accordance with the rules of the Securities and Exchange Commission, we have set forth below a shareholder proposal submitted on behalf of the New England Carpenters Pension Fund (the “shareholder proponent”), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote “AGAINST” the shareholder proposal.
Director Election Majority Vote Standard Proposal
Resolved: That the shareholders of Vornado Realty Trust (“Company”) hereby request that the Board of Trustees initiate the appropriate process to amend the Company’s governance documents (charter or bylaws) to provide that trustee nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested trustee elections, that is, when the number of trustee nominees exceeds the number of board seats.
Supporting Statement: In order to provide shareholders a meaningful role in trustee elections, our company’s trustee election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual trustees and entire boards. Our Company presently uses a plurality vote standard in all trustee elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.
In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Wal-Mart, Safeway, Home Depot, Gannett, Marathon Oil, and Supervalue, have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that received more “withhold” votes than “for” votes. At the time of the submission of this proposal, our Company and its board had not taken either action.
We believe the critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard in Company governance documents. Our Company needs to join the growing list of companies that have taken this action. With a majority vote standard in place, the board can then consider action on developing post-election procedures to

44 VORNADO REALTY TRUST    2007 PROXY STATEMENT
address the status of trustees that fail to win election. A combination of a majority vote standard and a post-election trustee resignation policy would establish a meaningful right for shareholders to elect trustees, while reserving for the board an important post-election role in determining the continued status of an unelected trustee. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.
Board of Trustees Statement Opposing Shareholder Proposal
After careful consideration of the proposal, your Board of Trustees and its Corporate Governance and Nominating Committee, consisting entirely of independent directors, believe that the above described proposed change to the voting standard for Vornado trustees would not serve the best interests of the Company and its shareholders at this time. Accordingly, the Board of Trustees unanimously recommends a vote “AGAINST” the proposed resolution for the reasons explained below.
Opposing Statement: The Board believes, as discussed below, that the proposal should not be approved because (a) the current plurality vote system is a fair, democratic way to ensure that trustee positions are filled and (b) majority vote standards contain certain flaws under Maryland law that we understand will be considered by the Maryland legislature in the near term. In particular, the proposal is flawed because it does not clearly state how a “majority of the votes cast” would be calculated and does not address what would happen if one or more trustees do not receive a majority vote or other uncertainties that could occur in the election of trustees. To address the situation in which one or more nominees in an uncontested election do not receive the requisite majority, a majority of the votes cast standard is often combined with a policy requiring each incumbent trustee to submit a contingent resignation effective in the event the trustee does not receive the requisite vote. We are organized under Maryland law. Under Maryland law, there is a question as to the enforceability and revocability of such a contingent resignation. We have been informed by Maryland counsel that the Maryland legislature may consider in the near term an amendment to the Maryland General Corporation Law that would clarify that such resignations are effective and may be irrevocable.
Current Standard
In accordance with Maryland law and our Bylaws, our trustees are elected by a plurality vote. Plurality voting was developed many years ago as a reform to eliminate the possibility of “failed elections,” where no nominee or slate of nominees was able to achieve a “majority.” We believe this system has served the Company and our shareholders well and has resulted in highly qualified trustees, including a majority who are “independent” under the rules of the New York Stock Exchange. Furthermore, we believe our current plurality voting requirement for the election of trustees is fair and impartial. It applies equally to any candidate who is nominated for election to the Board and avoids the possibility and consequences of a failed election. Under the current system, the nominees who receive the most votes cast for the number of trustees to be elected will be elected to the Board, whether the candidate is nominated by the Board or a shareholder. Thus, shareholders can be certain that all trustee seats up for election will be filled. Although the shareholder proponent states that a nominee may be elected by only one shareholder, this statement is highly theoretical since there is no known example of a public company in which the vote of one or a nominal number of shares has elected a director or trustee.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 45
Problems with the Proposed Standard
The proposed change to the voting standard would require trustees to be elected by a majority of the votes cast at annual shareholders’ meetings. Presumably, under this proposal, nominees who receive less than 50 percent of the total of the number of votes cast for and withheld from a particular nominee would not be elected. Under Maryland law and our Bylaws, once a trustee is elected, he or she serves until that trustee’s successor is elected, the trustee resigns, or the trustee is removed. The proposal does not address what would occur if a candidate does not receive a majority of the vote. Consequently, if the proposed system were adopted, an incumbent trustee standing for re-election who does not receive a majority of the votes cast would nevertheless continue to serve as a trustee because no successor was elected. In other words, a shareholder vote against an incumbent trustee would have no effect. Likewise, if a new nominee for trustee fails to receive a majority of the votes cast (even if the new nominee would have been elected under a plurality vote standard), the incumbent trustee not standing for re-election would continue in office as a trustee until he or she resigns or until the next election of trustees. In both these circumstances, there is a possibility of a “failed” election, where an incumbent trustee who has not received a majority of the votes or who was intended to be replaced, continues to serve on the Board. To further complicate matters, our Amended and Restated Declaration of Trust provides that a special shareholders’ meeting must be called to remove a trustee, which trustee may only be removed for cause, and a two-thirds vote of the outstanding shares is required for removal. Consequently, under the proposal, in the case of such a “failed” election, there exists a significant possibility that an incumbent trustee who does not receive the majority of the votes of the shareholders for election will continue to serve on the Board and cannot be removed, because his or her removal requires a much higher percentage of the vote. Consequently, the Board believes the potential results of the proposal may be less desirable than the election of trustees by plurality vote. As described above, under current Maryland law there is no easy solution to this problem.
We believe that the majority of S&P 500 companies do not use the majority voting system being proposed, in part because of the inherent flaws described above. Furthermore, the proposal may have the unintended consequences of unnecessarily increasing the cost of soliciting shareholder votes without providing any practical benefit. As a result, the Board has concluded that a change from the widely accepted plurality voting standard to a majority voting standard would not be in the best interests of the Company or its shareholders. Your Board will continue to monitor the issue of majority voting, including any changes in Maryland law.
The Board of Trustees unanimously recommends a vote “AGAINST” the proposal relating to the change in the voting standard.
The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in a change to our Bylaws because this is only a recommendation to the Board of Trustees.

46 VORNADO REALTY TRUST    2007 PROXY STATEMENT
INCORPORATION BY REFERENCE
To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.
ADDITIONAL MATTERS TO COME BEFORE THE MEETING
The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the enclosed proxy to vote said proxy in accordance with their discretion on such matters.
PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE
We have established procedures where shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.
Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 16, 2007. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.
The Internet and telephone proxy authorization procedures are designed to shareholders’ identities and to allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

2007 PROXY STATEMENT   VORNADO REALTY TRUST 47
ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS
The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our Bylaws must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019 between and including January 18, 2008 and February 17, 2008.
Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Shareholders in 2008 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 28, 2007.
By Order of the Board of Trustees,
Alan J. Rice
Secretary
New York, New York
April 26, 2007
It is important that Proxies be returned promptly. Therefore, shareholders are urged to fill in, sign and return the accompanying proxy in the enclosed envelope.

48 VORNADO REALTY TRUST    2007 PROXY STATEMENT
ANNEX A
AUDIT COMMITTEE CHARTER
I. Committee Membership: The Audit Committee of Vornado Realty Trust (the “Trust”) shall be comprised of at least three trustees, each of whom the Board has determined qualified as “independent” under the Corporate Governance Rules of The New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In addition, the Board shall determine that each member of the Audit Committee is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Trustees in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.
No trustee may serve as a member of the Audit Committee if such trustee serves on the audit committees of more than two other public companies unless the Board of Trustees determines that such simultaneous service would not impair the ability of such trustee to effectively serve on the Audit Committee, and discloses this determination in the Trust’s annual proxy statement.
Members shall be appointed by the Board based on nominations recommended by the Trust’s Corporate Governance and Nominating Committee or otherwise by the full Board (including the members of the Corporate Governance and Nominating Committee), and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
II. Committee Purposes: The purposes of the Audit Committee are to:
A.	assist Board oversight of (i) the integrity of the Trust’s financial statements, (ii) the Trust’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Trust’s internal audit function; and

B.	prepare an audit committee report as required by the SEC for inclusion in the Trust’s annual proxy statement.
The function of the Audit Committee is oversight. The management of the Trust is responsible for the preparation, presentation and integrity of the Trust’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Trust’s annual financial statements, reviews of the Trust’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Trust and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

2007 PROXY STATEMENT    VORNADO REALTY TRUST 49
The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Trust, including each non-audit service provided to the Trust and at least the matters set forth in Independence Standards Board No. 1.
The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Trust’s annual financial statements and the reviews of the financial statements included in the Trust’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Trust’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.
III. Committee Duties and Responsibilities: To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:
     A. with respect to the independent auditors,
(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Trust’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Trust’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications

50 VORNADO REALTY TRUST     2007 PROXY STATEMENT
between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

(viii)	to take into account the opinions of management and the Trust’s internal auditing function in assessing the independent auditors’ qualifications, performance and independence;
B.	with respect to the internal auditing process,
(i)	to review the appointment and replacement of the director of the internal auditing function; and

(ii)	to advise the director of the internal auditing function that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;
C.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting,
(i)	to advise management, the internal auditing function and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the internal audit function’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards including reports and communications related to:
•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

2007 PROXY STATEMENT    VORNADO REALTY TRUST 51
•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Trust’s internal audit function;
(iii)	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing function:
•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing function or the independent auditors, relating to the Trust’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Trust;

•	to review the form of opinion the independent auditors propose to render to the Board of Trustees and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Trust’s selection or application of accounting principles, and major issues as to the adequacy of the Trust’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Trust;

52 VORNADO REALTY TRUST   2007 PROXY STATEMENT
(iv)	to inquire of the Trust’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Trust’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Trust and the relevant departments of the Trust assess and manage the Trust’s exposure to risk, and to discuss the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Trust’s corporation counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Trust’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Trust employees of concerns regarding questionable accounting or auditing matters;

(xi)	to review and discuss any reports concerning material violations submitted to it by the Trust’s internal counsel or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors;
D.	with respect to reporting and recommendations,
(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Trust’s annual proxy statement;

(ii)	to prepare and issue the evaluation required under “Performance Evaluation” below; and

(iii)	to report its activities to the full Board of Trustees on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;
E.	to discharge any other duties or responsibilities delegated to the Audit Committee by the Board of Trustees from time to time.

2007 PROXY STATEMENT     VORNADO REALTY TRUST 53
IV. Committee Structure and Operations: The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing function and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Trust or the Trust’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.
V. Delegation to Subcommittee: The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.
VI. Performance Evaluation: The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.
VII. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.
The Trust shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:
A.	compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Trust;

B.	compensation of any advisers employed by the Audit Committee; and

C.	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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ANNEX B
COMPENSATION COMMITTEE CHARTER
Committee Membership
The Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Vornado Realty Trust (the “Trust”) shall consist solely of two or more members of the Board, each of whom the Board has determined is “independent” under the Corporate Governance Rules of The New York Stock Exchange, Inc. At least two members of the Committee should qualify as “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as in effect from time to time (“Rule 16b-3”), and as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time (“Section 162(m)”).
Members shall be appointed by the Board based on nominations recommended by the Trust’s Corporate Governance and Nominating Committee or otherwise by the full Board (including the members of the Corporate Governance and Nominating Committee), and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
Committee Duties and Responsibilities
The Committee shall have the purpose and direct responsibility to:
1.	Review and approve corporate goals and objectives relevant to the compensation of the Trust’s Chief Executive Officer (the “CEO”), evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent trustees (as directed by the Board), determine and approve the CEO’s compensa tion level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Trust’s performance and relative shareholder return, any applicable employment agreement, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	Review and approve the total compensation package for the Trust’s officers at the level of executive vice-president and above, and to review and approve any employment agreement to which the Trust is a party where the total com- pensation under the agreement is $1 million or more.

3.	Make recommendations to the Board with respect to other non-CEO compensation, incentive compensation plans and equity-based plans, including the Trust’s 2002 Omnibus Share Plan and any successor plan, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans. To the extent required by applicable law, rule or regulation, the Committee will recommend to the Board that any applicable plan or material change to a plan be submitted for approval by the vote of the shareholders of the Trust.

2007 PROXY STATEMENT    VORNADO REALTY TRUST 55
4.	Approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained.

5.	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Trust’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

6.	When, and if, the Committee deems it desirable, make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer of the Trust.

7.	Prepare an annual Report of the Compensation Committee on Executive Compensation for inclusion in the Trust’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission.

8.	Prepare and issue the evaluation required under “Performance Evaluation” below.

9.	Report to the Board on a regular basis, and not less than once per year.

10.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Trust’s compensation programs.
Committee Structure and Operations
The Board shall designate one member of the Committee as the Committee’s chairperson. In the event of a tie vote on any matter, the chairperson’s vote shall decide the outcome of such vote. The Committee shall meet at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating can hear each other.
The Committee may invite such members of management to its meetings or otherwise consult with members of management, in each case as the Committee deems appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Trust’s CEO should not attend any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee.
Delegation to Subcommittee
The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m).

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Performance Evaluation
The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
Resources and Authority of the Committee
The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of trustee, CEO or senior executive compensation, this authority shall be vested solely in the Committee.

2007 PROXY STATEMENT    VORNADO REALTY TRUST 57
ANNEX C
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER
Committee Membership
The Corporate Governance and Nominating Committee (the “Committee”) of the Board of Trustees (the “Board”) of Vornado Realty Trust (the “Trust”) shall consist solely of one or more members of the Board, each of whom the Board has determined is “independent” under the Corporate Governance Rules of The New York Stock Exchange, Inc.
The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and considered for appointment by the Board as described below. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
Committee Purpose and Responsibilities
The Committee shall have the purpose and responsibilities to:
1.	When, and if, the Committee deems it desirable, make recommendations to the Board from time to time as to changes to the size of the Board or any committee thereof.

2.	Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as trustees at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a trustee (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy. In selecting or recommending candidates, the Committee shall take into consideration the criteria approved by the Board, which are set forth in the Trust’s Corporate Governance Guidelines and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee shall consider all candidates recommended by the Company’s shareholders in accordance with the procedures set forth in the Company’s annual proxy statement. The members of the Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee’s recommendations.

3.	When, and if, the Committee deems it desirable, develop, or caused to be developed, and recommend to the Board, categorical standards, or changes in then existing standards which may be set forth in the Trust’s Corporate Governance Guidelines or otherwise, to be applied in making determinations as to the absence of material relationships between the Trust and a trustee.

4.	In the case of a trustee nominee to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of trustees in which the individual should serve.

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5.	Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

6.	Oversee the annual performance evaluation of the Board and management, and to study, and review with management, the overall effectiveness of the organization of the Board and the conduct of its business, and make appropriate recommendations to the Trustees with regard thereto.

7.	Develop, or cause to be developed, and recommend to the Board a set of corporate governance principles applicable to the Trust, and to review those principles at least once a year and to recommend to the Board any revisions the Committee deems necessary or desirable.

8.	Prepare and issue the evaluation required under “Performance Evaluation” below.

9.	Assist management in the preparation of the disclosure in the Trust’s annual proxy statement regarding the operations of the Committee.

10.	Report to the Board on a regular basis, and not less than once per year.

11.	Approve, if it deems appropriate, conflicts of interest, potential conflicts of interest or relationships which are identified as giving rise to potential conflicts of interest under the Trust’s Code of Business Conduct and Ethics (the “Code”).

12.	To apply and interpret the Code in any specific situation and to take all action the Committee may deem necessary or appropriate to investigate any violations of the Code reported to the Committee.

13.	Grant waivers under the Code as the Committee may deem necessary or appropriate and take reasonable steps to insure that any such waiver is promptly disclosed to shareholders.

14.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.
Committee Structure and Operations
The Board shall designate one member of the Committee as the Committee’s chairperson. If there is only one member of the Committee, that person shall be its chairperson. In the event of a tie vote on any matter, the chairperson’s vote shall decide the outcome of the vote. The Committee shall meet at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating can hear each other.
The Committee may invite such members of management and other persons to its meetings as it deems appropriate.

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Delegation to Subcommittee
The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
Performance Evaluation
The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
Resources and Authority of the Committee
The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify trustee candidates, this authority shall be vested solely in the Committee.

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ANNEX D
CORPORATE GOVERNANCE GUIDELINES
I. Introduction
The Board of Trustees of Vornado Realty Trust (the “Trust”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust’s Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.
II. Board Composition
The composition of the Board should balance the following goals:
▪	The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

▪	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust’s business; and

▪	A majority of the Board shall consist of Trustees who the Board has determined are “independent” under the Corporate Governance Rules (the “NYSE Rules”) of The New York Stock Exchange, Inc. (the “NYSE”).
III. Selection of Chairman of the Board and Chief Executive Officer
The Board is free to select its Chairman and the Trust’s Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.
IV. Selection of Trustees
Nominations. The Board is responsible for selecting the nominees for election to the Trust’s Board of Trustees. The Trust’s Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee’s recommendations.
Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:
▪	Personal qualities and characteristics, accomplishments and reputation in the business community;

▪	Current knowledge and contacts in the communities in which the Trust does business and in the Trust’s industry or other industries relevant to the Trust’s business;

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▪	Ability and willingness to commit adequate time to Board and committee matters;

▪	The fit of the individual’s skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and

▪	Diversity of viewpoints, experience and other demographics.
Independence Standards. To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Trust” will mean Vornado Realty Trust and its consolidated subsidiaries.
The following relationships have been determined not to be material relationships that would categorically impair a Trustee’s ability to qualify as independent:
1.	Payments to and from other organizations. A Trustee’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:
(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.
In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.
2.	Beneficial ownership of the Trust’s equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust’s equity securities. A Trustee or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than

10% of the Trust’s equity securities.

3.	Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.	Directorships with, or beneficial ownership of, other organizations. A Trustee’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:
(i)	his or his family member’s position as a director with an organization doing business with the Trust; or

(ii)	his or his family member’s beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust’s beneficial ownership in such organization, whichever is greater.

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5.	Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:
(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.
6.	Relationships with organizations to which the Trust owes money. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust’s total consolidated assets.

7.	Relationships with organizations that owe money to the Trust. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Trust at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8.	Personal indebtedness to the Trust. A Trustee’s or his immediate family member’s being indebted to the Trust at any time since the beginning of the Trust’s most recently completed fiscal year so long as such amount does not exceed the greater of:
(i)	$1 million; or

(ii)	2% of the individual’s net worth.
9.	Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:
(i)	a Trustee;

(ii)	a Trustee’s immediate family member; or

(iii)	an affiliate of a Trustee or an affiliate of a Trustee’s immediate family member;
so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.	Other relationships that do not involve more than $100.000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.	Personal relationships with management. A personal relationship between a Trustee or a Trustee’s immediate family member with a member of the Trust’s management.

12.	Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee’s immediate family member and other members of the Trust’s Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

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The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee’s obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.
Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.
Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.
V. Election Term
The Board does not believe it should establish term limits.
VI. Retirement of Trustees
The Board believes it should not establish a mandatory retirement age.
VII. Board Meetings
The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.
The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust’s Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.
Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.

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VIII. Executive Sessions
To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.
The participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.
In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding trustee or the non-management trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.
IX. The Committees of the Board
The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.
All trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.
Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of trustees as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A trustee may serve on more than one committee for which he or she qualifies.
Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.
X. Management Succession
At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

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XI. Executive Compensation
Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust’s goals and objectives and approves the compensation level of the CEO.
Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.
XII. Board Compensation
The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.
XIII. Expectations of Trustees
The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. in performing his or her duties, the primary responsibility of the trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of trustees to promote the discharge of this responsibility and the efficient conduct of the Board’s business.
Commitment and Attendance. All independent and management trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.
Participation in Meetings. Each trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a trustee may have about any aspect of the Trust’s business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.
Loyalty and Ethics. In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.
The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code’s provisions in these areas and should consult with any member of the Trust’s Corporate Governance and Nominating Committee or the Trust’s internal Corporation Counsel in the event of any concerns.

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The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.
Other Directorships. The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee’s time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.
Contact with Management. All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust’s business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.
Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.
Contact with Other Constituencies. It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.
Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.
XIV. Evaluating Board Performance
The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.
XV. Reliance on Management and Outside Advice
In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

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ANNEX E
CODE OF BUSINESS CONDUCT AND ETHICS
I. Introduction
Vornado Realty Trust and its subsidiaries (the “Trust”) are committed to conducting all aspects of their business in accordance with the highest ethical and legal standards. This commitment begins with the Trust’s Chief Executive Officer and is expected to be adhered to by all trustees, executive officers and employees. In order to memorialize some of the core values and spirit with which the Trust’s business is expected to be conducted, the Board of Trustees has adopted the following Code of Business Conduct and Ethics (the “Code”). More specifically, this Code is being adopted to:
▪	promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

▪	promote full, fair, accurate, timely and understandable disclosure;

▪	promote compliance with applicable laws and governmental rules and regulations;

▪	ensure the protection of the Trust’s legitimate business interests, including corporate opportunities, assets and confidential information; and

▪	deter wrongdoing.
This Code is intended to serve as a guide for general decision making in a variety of circumstances that might be encountered in conducting the Trust’s business. All trustees, officers and employees of the Trust are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Trust’s more detailed policies and procedures set forth in the Trust’s employee manual are separate from and are not part of this Code. In the event of any conflict between the provisions of this Code and the Trust’s employee manual, the provisions of this Code will govern. Recognizing that no code can describe every circumstance in which trustees, officers and employees might be confronted with ethical and legal challenges, in addition to compliance with the Code and applicable laws, rules and regulations, all employees, officers and trustees are expected to observe the highest standards of business and personal ethics in the discharge of their assigned duties and responsibilities.
For purposes of this Code, the “Code of Ethics Contact Person” will be different for various employees. For trustees and executive officers the Code of Ethics Contact Person will be the Chairman of the Corporate Governance and Nominating Committee. For non-executive officers and employees, the Code of Ethics Contact Person will be the Trust’s corporation counsel.
From time to time, the Trust may waive some provisions of this Code. Any waiver of the Code for executive officers or trustees of the Trust may be made only by the Board of Trustees or the Corporate Governance and Nominating Committee of the Board and must be promptly disclosed as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The New York Stock Exchange, Inc. (the “NYSE”) or other exchange upon which the Trust’s common equity is listed. Any waiver for other employees may be made only by the Trust’s corporation counsel.

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II. Fair Dealing
We have a history of succeeding and growing through honest business competition. We do not seek competitive advantages through illegal or unethical business practices. Each trustee, officer and employee should endeavor to deal fairly with the Trust’s tenants, service providers, suppliers, competitors and employees. No trustee, officer or employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.
III. Honest and Candid Conduct
Each trustee, officer and employee owes a duty to the Trust to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of the principles of this Code are inconsistent with integrity.
Each trustee, officer and employee must:
▪	Act with integrity, including being honest and candid while still maintaining the confidentiality of information where required or consistent with the Trust’s policies.

▪	Observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Trust policies.

▪	Adhere to a high standard of business ethics.
IV. Conflicts of Interest
A “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with the interests of the Trust. A conflict of interest can arise when a trustee, officer or employee takes actions or has interests that may make it difficult to perform his or her Trust work objectively and effectively. For example, a conflict of interest would arise if a trustee, officer or employee, or a member or his or her family, receives improper personal benefits as a result of his or her position in the Trust.
Service to the Trust should never be subordinated to personal gain and advantage. Conflicts of interest should, wherever possible, be avoided. However, the Trust recognizes that its corporate structure and business investments do not make it practicable or desirable to avoid all relationships that could give rise to conflicts of interest. Accordingly, conflicts of interest, potential conflicts of interest or relationships which are identified as giving rise to potential conflicts of interest that are approved by, or at the direction of, the Board of Trustees or the Corporate Governance and Nominating Committee or that have been previously disclosed in the Trust’s Annual Report on Form 10-K are permitted. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the appropriate Code of Ethics Contact Person if not previously approved by, or at the direction of, the Board of Trustees or the Corporate Governance and Nominating Committee or previously disclosed in the Trust’s Annual Report on Form 10-K.
Some conflict of interest situations involving trustees, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:
▪	any significant ownership interest in any tenant or service provider;

▪	any consulting or employment relationship with any tenant, service provider, supplier or competitor;

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▪	any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities with the Trust;
▪	the receipt of non-nominal gifts or excessive entertainment from any company with which the Trust has current or prospective business dealings;
▪	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and
▪	selling anything to the Trust or buying anything from the Trust.
Such situations, if material, should be discussed with the appropriate Code of Ethics Contact Person.
Anything that would present a conflict for a trustee, officer or employee would likely also present a conflict if it were related to a member of his or her family.
V. Disclosure
Each trustee, officer or employee involved in the Trust’s disclosure process, including the Chief Executive Officer, and the Chief Financial Officer and Executive Vice President- Finance and Administration (or those persons serving in comparable positions or those persons that may be so designated from time-to-time by the Trust’s Chief Financial Officer), is required to be familiar with and comply with the Trust’s disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Trust’s public reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each such person having direct or supervisory authority regarding these SEC filings or the Trust’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Trust officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.
VI. Compliance
It is the Trust’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and trustee to seek to adhere to the standards and restrictions imposed by those laws, rules and regulations.
It is against Trust policy and in many circumstances illegal for a trustee, officer or employee to profit from undisclosed information relating to the Trust or any other company. Any trustee, officer or employee may not purchase or sell any of the Trust’s securities while in possession of material nonpublic information relating to the Trust in violation of Federal securities laws. Please review Section 1.14 (or the applicable successor section) of our employee manual for a discussion of what constitutes material information.
In addition, the trustees, executive officers and financial reporting personnel of the Trust must also consider the Trust’s pre-clearance and other policies and procedures for transactions in the Trust’s equity securities.
Any trustee, officer or employee who is uncertain about the legal rules involving a purchase or sale of any Trust securities should consult with the Trust’s corporation counsel before making any such purchase or sale.

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VII. Reporting and Accountability
The Corporate Governance and Nominating Committee is ultimately responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation.
Any trustee or officer or employee who becomes aware of any existing or potential violation of this Code is required to notify their Code of Ethics Contact Person promptly. Failure to do so is itself a violation of this Code. Violations may be reported anonymously. The applicable Code of Ethics Contact Person shall promptly inform the Chairman of the Corporate Governance and Nominating Committee of any existing or potential violation of this Code reported to such Code of Ethics Contact Person that such Code of Ethics Person deems not to be immaterial and, with respect to potential violations, of reasonable probability of occurrence.
Each trustee, officer or employee must:
▪	Notify their Code of Ethics Contact Person promptly of any existing or potential violation of this Code.

▪	Not retaliate against any other trustee, officer or employee for reports of potential violations that are made in good faith.
Any employee may communicate with their Code of Ethics Contact Person in writing, addressed to the Code of Ethics Contact Person, either by fax or by mail at his or her Trust address or fax number; or by phone at his or her Trust phone number.
All communications will be kept confidential. The reporting procedures should be used for purposes of furthering the purpose of this Code and not to report matters unrelated to this purpose.
The Corporate Governance and Nominating Committee shall take all action they consider appropriate to investigate any violations reported to them. If a violation has occurred, the Trust will take such disciplinary or preventive action as it deems appropriate, after consultation with the Corporate Governance and Nominating Committee, in the case of a trustee or executive officer, or the Trust’s corporation counsel, in the case of any other employee.
From time to time, the Trust may waive some provisions of this Code. Any waiver of the Code for executive officers or trustees of the Trust may be made only by the Board of Trustees or the Corporate Governance and Nominating Committee of the Board and must be promptly disclosed as required by SEC or NYSE rules. Any waiver for other employees may be made only by the Trust’s corporation counsel. Approvals of conflicts of interest or other determinations made by the Board, the Corporate Governance and Nominating Committee or the applicable Code of Ethics Contact Person made in accordance with the provisions of this Code will not be deemed a waiver of the provisions of this Code.
VIII. Corporate Opportunities
Trustees, officers and employees owe a duty to the Trust to advance the Trust’s business interests when the opportunity to do so arises. Trustees, officers and employees are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Trust has already been offered the opportunity and turned it down. The term “third party” for this purpose does not include companies or other entities that

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the Trust controls or with respect to which it has an arrangement pursuant to which it manages such party’s business or assets or develops or leases properties for such party.
Generally, trustees, officers and employees are prohibited from using corporate property, information or position for personal gain and from competing with the Trust. However, as indicated above and disclosed in the Trust’s Annual Reports on Form 10-K, the Trust controls, or has arrangements under which the Trust manages the business or assets of other companies or entities or develops or leases their properties. Additionally, a significant portion of the Trust’s outstanding common shares is owned by entities and individuals who engage in the same or similar activities or lines of business as the Trust. Certain of the trustees and executive officers are partners, directors or executive officers of such companies. These overlapping ownership interests and the unique management and corporate structure of the Trust may result in potential competition between the business activities conducted, or sought to be conducted, by the Trust and its affiliates.
The Trust believes that these and similar arrangements that might arise in the future are important to the success of the Trust. The Trust recognizes that it would not be practicable or desirable in all circumstances to prohibit competition with the Trust. From time to time business opportunities may arise which might be suitable for the Trust and one or more entities with which the Trust has such a relationship. In such circumstances the opportunity may be directed by management of the Trust in accordance with the agreements and historical relationship between the Trust and the other entity. However, business opportunities which are presented to trustees, officers or employees of the Trust either in their capacity as such or specifically for the use and benefit of the Trust must be first presented to the Trust before being directed elsewhere.
IX. Confidentiality
In carrying out the Trust’s business, trustees, officers and employees often learn confidential or proprietary information about the Trust, its tenants, suppliers, or joint venture parties. Trustees, officers and employees must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of the Trust, and of other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.
X. Protection and Proper Use of Trust Assets
All trustees, officers and employees should protect the Trust’s assets and ensure their efficient use. All Trust assets should be used only for legitimate business purposes.
XI. General
The Board of Trustees believes it to be in the best interest of the Trust that the trustees, officers and employees of the Trust act in a manner consistent with this Code and that such persons should not suffer harm for doing so. Accordingly, the Trust will not take action against any trustee, officer or employee of the Trust for any action taken or not taken in good faith compliance with the provisions of this Code or otherwise with the approval of the Board, Corporate Governance and Nominating Committee or, as contemplated hereby, the applicable Code of Ethics Contact Person. Each trustee, officer or employee of the Trust will be entitled to rely upon the provisions of this Section.

888 Seventh Avenue, New York, New York 10019

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PROXY
VORNADO REALTY TRUST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 17, 2007 at 12:30 P.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF TRUSTEES, (2) “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (3) “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR TRUSTEES. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be executed on the reverse side)
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14475     ■

ANNUAL MEETING OF SHAREHOLDERS OF
VORNADO REALTY TRUST
May 17, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■             20330300000000000000   3                                                           051707

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF VORNADO REALTY TRUST.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF TRUSTEES, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF TRUSTEES each for a term ending at the Annual Meeting of Shareholders in 2010 and until his successor is duly elected and qualified:					2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

		NOMINEES:			3.	SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR TRUSTEES:	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Robert P. Kogod
		¡	David Mandelbaum
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Richard R. West		4.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PRECEDING NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A TRUSTEE, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF TRUSTEES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF SHAREHOLDERS OF
VORNADO REALTY TRUST
May 17, 2007

PROXY VOTING INSTRUCTIONS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF VORNADO REALTY TRUST

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- or -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time May 16, 2007.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.   ê
■             20330300000000000000   3                                                             051707

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF TRUSTEES, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF TRUSTEES each for a term ending at the Annual Meeting of Shareholders in 2010 and until his successor is duly elected and qualified:					2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

		NOMINEES:			3.	SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR TRUSTEES:	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Robert P. Kogod
		¡	David Mandelbaum
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Richard R. West		4.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PRECEDING NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A TRUSTEE, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF TRUSTEES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership, name by authorized person.
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